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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PALL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

October 14, 2005

Dear Valued Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Pall Corporation, which will be held November 16th at 11:00 a.m., EST, at the Garden City Hotel, 45 Seventh Street, Garden City, NY 11530.

The Notice of Annual Meeting and Proxy Statement which follow this letter provide information concerning matters to be considered and acted upon at the annual meeting. We will provide a report on our business followed by a question-and-answer period at the meeting.

We know that many of you, our shareholders, are unable to attend the annual meeting in person. The proxies which we solicit give you the opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone, by Internet or by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope.

On behalf of your Board of Directors, management and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Eric Krasnoff Chairman and Chief Executive Officer

PALL CORPORATION
2200 Northern Boulevard
East Hills, New York 11548

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Owners of the Common Stock of Pall Corporation:

        The annual meeting of shareholders of Pall Corporation, a New York corporation (the "Company"), will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Wednesday, November 16, 2005, at 11:00 a.m., local time, for the following purposes:

  (1)
  to elect three directors for a three-year term;

  (2)
  to consider and vote upon a proposal to approve an amendment to the Company's Employee Stock Purchase Plan; and

  (3)
  to transact such other business as may properly come before the meeting.

        The board of directors has set the close of business on September 27, 2005, as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to notice of and to vote at the meeting.

        It is important that your shares be represented at the meeting. We encourage you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope or vote using the internet or telephone, whether or not you expect to attend the annual meeting.

Mary Ann Bartlett Senior Vice President, Corporate Secretary and General Counsel

October 14, 2005

PALL CORPORATION
2200 Northern Boulevard
East Hills, New York 11548

PROXY STATEMENT

        The enclosed proxy card is solicited by the board of directors of Pall Corporation, a New York corporation (the "Company"), for use at the annual meeting of shareholders to be held on Wednesday, November 16, 2005, at 11:00 a.m., local time, at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, and at any adjournments thereof (the "meeting"). A map and directions to The Garden City Hotel are printed on the back cover of this proxy statement.

        The proxy materials will be first sent to shareholders on October 14, 2005. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by the firm of Georgeson Shareholder Communications Inc., which has been retained for this purpose by the Company and will be paid a fee for its services not to exceed $8,000 plus reasonable out-of-pocket expenses estimated at $5,000.

        Remarks from the meeting will be available on the Company's website at www.pall.com from November 17, 2005 until December 5, 2005.

VOTING

        Whether or not you plan to attend the meeting, we request that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope, or use the telephone or the internet to grant your proxy and vote. Telephone and internet voting instructions are provided on the proxy card. A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

        If your shares are registered in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from the nominee. The availability of telephone and internet voting will depend on the nominee's voting processes.

        The shares represented by your properly completed proxy card will be voted in accordance with your instructions marked on it. If you properly sign, date and deliver to us your proxy card but you mark no instructions on it, the shares represented by your proxy will be voted for the election as directors of the three nominees proposed herein (Proposal 1) and for approval of the proposed amendment to the Company's Employee Stock Purchase Plan (Proposal 2). The board of directors is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the internet will be voted in accordance with the judgment of the persons named as proxies.

        Shareholders have the right to revoke their proxies at any time before a vote is taken (1) by notifying the corporate secretary of the Company in writing at the Company's address given above, (2) by executing a new proxy card bearing a later date or by voting by telephone or the internet on a later date, provided the new proxy is received by Computershare Shareholder Services, Inc. (which will have a representative present at the meeting) before the vote, (3) by attending the meeting and voting in person, or (4) by any other method available to shareholders by law.

        The close of business on September 27, 2005 has been fixed as the record date of the meeting, and only shareholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is common stock, par value $.10 per share ("Common Stock"). There were 124,254,141 shares of Common Stock outstanding and entitled to vote on the record date. Each shareholder is entitled to one vote for each share held. The holders of a majority of the shares issued and outstanding on the record date, present in person or represented by proxy received by mail, telephone or the internet, will constitute a quorum at the meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

General Information

        At the date of this proxy statement, the board of directors of the Company consists of twelve members, ten of whom are non-employee directors. The board is divided into three classes, each with three-year terms. The terms of the classes are staggered so that one-third of the directors, or as near to one-third as possible, are elected at each annual meeting of the Company's shareholders. However, Abraham Appel, who is presently a director of the Company, has advised the board of his decision not to stand for reelection and has resigned from the board effective just prior to the annual meeting of shareholders. Mr. Appel, who has the title of Founder Director of the Company, has served on the board and many board committees since 1969 with great distinction.

        In view of the foregoing, the board of directors has amended the by-laws to reduce the size of the board from twelve to eleven effective just prior to the annual meeting. The nominating/governance committee of the board is actively seeking an outstanding candidate for addition to the board and it is expected that, at such time as a suitable candidate has been identified, the board will act to increase its size from eleven to twelve and will elect the candidate as a director to serve until next year's annual meeting of shareholders, with the expectation that he or she will be a nominee for election by the shareholders at that meeting.

        Accordingly, at this year's meeting, three directors are to be elected, for three-year terms. The nominating/governance committee of the board of directors has nominated Marcus Wilson, Ulric Haynes, Jr. and Dr. Edwin W. Martin, Jr., all of whom are presently directors of the Company. Although it is not anticipated that any of the nominees will become unavailable for election before the meeting, in that event the persons named as proxies on the enclosed proxy card will have the right, at their discretion, to vote all properly completed proxies for such substitute candidate, if any, as may be nominated by the nominating/governance committee of the board of directors.

        Directors will be elected by a plurality of the votes properly cast (in person or by proxy) at the meeting. This means that a person will be elected who receives the first, second or third highest number of votes, even if he or she receives less than a majority of the votes cast. Therefore, shareholders who do not vote, or who withhold their vote from one or more of the three nominees proposed herein and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the meeting. A broker who is the record owner of shares of Common Stock beneficially owned by a customer will have discretionary authority to vote such shares in the election of directors if the broker has not received voting instructions from the beneficial owner by the tenth day before the meeting, provided that this proxy statement has been transmitted to the beneficial owner at least 15 days before the meeting.

Information Regarding Directors and Nominees

        Set forth below is information with respect to the nominees and each other present director of the Company continuing in office after the meeting. Such information includes the principal occupation of each director during at least the past five years.

Nominees for Election to the Board of Directors for a
Three-Year Term Expiring at the 2008 Annual Meeting of Shareholders

        Marcus Wilson, age 50, has been president of the Company since August 3, 2003. In 1998, Mr. Wilson became managing director in charge of the Company's Pall Europe subsidiary and a group vice president of the Company, and from July 2001 until August 2003, he was an executive vice president of the Company. Mr. Wilson has been a director of the Company since 2003.

        Ulrich Haynes, Jr., age 74, was the U.S. Ambassador to Algeria from 1977 to 1981. He was executive dean for university international relations at Hofstra University, Hempstead, New York, from September 1996 until his retirement on August 31, 2003. Prior to September 1996, Mr. Haynes was dean of the Business School at Hofstra University. Mr. Haynes is a director of Reliastar Life Insurance Company of New York, an affiliate of ING. He serves as a Director of the Council of American Ambassadors. He has been a director of the Company since 1994.

        Edwin W. Martin, Jr., age 74, was associate and deputy U.S. commissioner of education from 1969 to 1979 and assistant secretary of education from 1979 to 1981. Dr. Martin was president and chief executive officer of the National Center for Disability Services until November 1994 and since then has been president-emeritus and a trustee. Dr. Martin serves as a director on an advisory board of the Roslyn Bank Division of New York Community Bank. He has been a director of the Company since 1993.

Members of the Board of Directors Continuing in Office for a
Term Expiring at the 2006 Annual Meeting of Shareholders

        Daniel J. Carroll, Jr., age 60, has been since September 1, 2005, the chief executive officer of Telcordia Technologies, Piscataway, NJ, a global provider of telecommunications network software and services for IP, wireline, wireless and cable customers. Mr. Carroll held a number of executive positions with AT&T Corp. until its spin-off of Lucent Technologies Inc. He retired from his employment as an officer of Lucent in 2000. He has been a director of the Company since 1999 and the presiding independent director since July 2003 and is the chairperson of the compensation committee.

        Eric Krasnoff, age 53, has been chairman and chief executive officer of the Company since July 1994. He has also been a director of the Company since 1994 and is the chairperson of the executive committee.

        Edward L. Snyder, age 59, is professor of laboratory medicine and vice chairman/associate chair for clinical affairs of the Department of Laboratory Medicine at Yale University School of Medicine. He is also director of Blood Bank/Apheresis Service and assistant chief/associate chair for clinical affairs at the Department of Laboratory Medicine at Yale-New Haven Hospital. Dr. Snyder has appointed consultant status with the Food and Drug Administration Medical Devices Advisory Committee—Hematology and Pathology Devices Panel, and is a past president of the American Association of Blood Banks. He is a vice-chairman of the volunteer board of directors, National Marrow Donor Program. Dr. Snyder has been a director of the Company since 2000.

        James D. Watson, age 77, has been chancellor and a member of the Board of Trustees of Cold Spring Harbor Laboratory, a biomedical research institution specializing in genetics, since November 2003. Previously he had been, for more than five years, president of Cold Spring Harbor Laboratory. Dr. Watson and a colleague won the Nobel Prize in medicine in 1962 for determining that the molecular structure of DNA is a double-helix. He was a prime mover in the establishment of the federal government's human genome project and headed that project for a number of years from its inception. Dr. Watson has been a director of the Company since 1988. He is also a director of Diagnostic Products Corporation.

Members of the Board of Directors Continuing in Office for a
Term Expiring at the 2007 Annual Meeting of Shareholders

        John H. F. Haskell, Jr., age 73, was for more than the past five years, until his retirement on March 31, 2004, an investment banker and advisor with the investment banking firm of UBS Securities LLC, New York, New York, and its predecessors. From March 31, 2004 until May 31, 2005, he was a non-employee advisor for UBS. Mr. Haskell is a director of Security Capital Corporation; he is also co-chair of the board of the French Institute Alliance Française and serves as a board director of other not-for-profit organizations. Mr. Haskell has been a director of the Company since 1998 and is the chairperson of the nominating/governance committee.

        Katharine L. Plourde, age 53, was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc., New York, New York, until November 1997. Since that time, she has engaged in private investing and serving on the boards of directors of several not-for-profit organizations. Since February 2002, she has also served on the board of directors of OM Group Inc. Ms. Plourde has been a director of the Company since 1995.

        Heywood Shelley, age 78, has been a practicing attorney with the firm of Carter Ledyard & Milburn LLP, New York, New York for more than the past five years. This firm acts as legal counsel to the Company. Mr. Shelley has been a director of the Company since 1990.

        Edward Travaglianti, age 57, has been since February 2004 the president of Commerce Bank, Long Island, which is part of Commerce Bancorp. Mr. Travaglianti was president of Commercial Markets at Citibank, N.A. from July 2001, when Citibank acquired European American Bank (EAB), until his retirement in October 2002. Prior to that acquisition, Mr. Travaglianti was, from July 1995, chairman and chief executive officer of EAB. Mr. Travaglianti chairs and serves as a board director of several not-for-profit organizations. He has been a director of the Company since 2001 and is the chairperson of the audit committee.

Compensation of Directors

        Directors who are not employees of the Company are paid (i) $2,000 a month; (ii) $2,500 for each meeting of the board and board committees he or she personally attends; (iii) $2,500 for telephone participation in one regularly scheduled board of directors meeting per year; (iv) $2,500 for telephone participation in one regularly scheduled committee meeting per year; and (v) $1,000 for participation in each meeting of the board or a board committee held by telephone conference call. Each member of the audit committee is paid an additional $500 a month, and Mr. Shelley is paid an additional $750 a month for his service on the executive committee. The chairperson of the audit committee and the presiding independent director each receive an additional annual retainer of $4,000. Directors who are Company employees receive no compensation for serving as directors or as members of board committees.

        Under the Company's stock compensation plans approved by shareholders, as amended or adopted last year, on January 5th of each year, beginning in 2005, each director who is not an employee of the Company receives (i) an option to purchase 3,000 shares, at the fair market value of the Common Stock on the grant date, becoming exercisable in four equal installments on each of the first four anniversaries of the grant date and expiring on the seventh anniversary, and (ii) 1,000 restricted stock units ("Annual Award Units") which are converted into 1,000 shares of Common Stock promptly following the date on which the director leaves the board (for any reason except removal for cause). On each date on which dividends are paid to shareholders, the account of each non-employee director is credited with "dividend equivalent units" covering the number of shares which could be purchased at the market price with the cash dividend amount per share being paid to shareholders multiplied by the number of Annual Award Units in his or her account on that date. A new director, on the date on which he or she is elected at an annual meeting of shareholders for the first time, is granted an option on 3,000 shares, in addition to and on the same terms as the 3,000-share option which is granted to each non-employee director on January 5th each year as described above.

        On January 5, 2005 directors Appel, Carroll, Haskell, Haynes, Martin, Plourde, Shelley, Travaglianti and Watson were each granted an option to purchase 3,000 shares of Common Stock, or 27,000 shares in the aggregate, and each were granted 1,000 Annual Award Units, or 9,000 Annual Award Units in the aggregate. Dr. Snyder has elected not to receive any stock options or Annual Awards Units (see footnote (h) to the table under Beneficial Ownership of Common Stock and Restricted Stock Units below).

        The Company's officers and directors are insured under four insurance policies with respect to the liabilities arising from the performance of the officers and directors in their status as such. These four policies are written by Vigilant Insurance Company, National Union Insurance Company of Pittsburgh, PA, Allied World Assurance Company and Federal Insurance Company, all effective August 1, 2005. The Company pays the annual premiums for all these policies, that total $902,384 this year.

The board of directors unanimously recommends a vote
FOR the election as directors of the three nominees named above

STRUCTURE AND PRACTICES
OF THE BOARD OF DIRECTORS

Corporate Governance Policy

        The board of directors has adopted a corporate governance policy that provides the framework for the governance of the Company. It is available at www.pall.com or by sending a request in writing to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548. The governance rules for companies listed on the New York Stock Exchange and those contained in the Sarbanes-Oxley Act of 2002 are reflected in the policy. The board reviews these principles and other aspects of governance periodically.

        The corporate governance policy addresses the role of the board of directors, the composition and selection of directors, the responsibilities of management and the board, the relationship between the board and senior management, the committees of the board and their meeting procedures, the compensation of directors, and the compensation and performance evaluation of the "elected officers" of the Company.

Meetings of the Board

        The board of directors has six regularly scheduled meetings each year and special meetings are held as necessary. In addition, management and the directors communicate informally on a variety of topics, including suggestions for board or committee agenda items, recent developments, and other matters of interest to the directors. Each director has full access to management.

        The Company's non-employee directors meet at regularly scheduled executive sessions, without any employee directors or members of management present. During fiscal year 2005, the non-employee directors met once in executive session. Currently, Daniel J. Carroll, Jr., who was elected by the board of directors the presiding independent director, is the chairperson for all non-employee and independent director sessions.

        Directors are expected to attend all meetings of the board and each committee on which they serve. In fiscal 2005, the board of directors held seven meetings and committees of the board of directors held a total of fourteen meetings. Each director attended all meetings of the board of directors. No director attended less than 95% percent of the total number of meetings of the board and committees of the board on which they served.

        Although the Company does not have a formal policy with respect to director attendance at annual meetings of shareholders, all directors are expected to attend, and all of the Company's directors then in office attended the Company's 2004 annual meeting of shareholders.

Communication with the Board

        Shareholders may initiate in writing any communication with the board of directors or any individual director and send it to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548. This centralized process will assist the board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The corporate secretary will forward such correspondence only to the intended recipients. However, prior to forwarding any correspondence, the corporate secretary will review such correspondence and, in her discretion, not forward certain items if they are deemed of a commercial nature.

Director Independence

        The corporate governance policy provides independence standards consistent with the New York Stock Exchange listing standards. These standards specify the criteria by which the independence of the Company's directors will be determined, and require the board to affirmatively determine that each director has no material relationship with the Company other than as a director. The board has adopted the standards set out in Appendix A hereto for its evaluation of the materiality of director relationships with the Company. The board has determined that the following directors are "independent" as required by the New York Stock Exchange listing standards and the board's corporate governance policy: Abraham Appel, Daniel J. Carroll, Jr., John H. F. Haskell, Jr., Ulric Haynes, Jr., Edwin W. Martin, Jr., Katharine L. Plourde, Edward L. Snyder, Edward Travaglianti, and James D. Watson.

        All members of the audit committee, the compensation committee and the nominating/governance committee are independent directors as defined in the New York Stock Exchange listing standards and in the standards in the Company's governance policy.

Code of Conduct

        The Company has codes of conduct that apply to every employee and to its directors. These codes are designed to ensure that the Company's business is conducted in a consistently legal and ethical manner. The employee codes pertaining to ethics and compliance matters include policies on employment, conflicts of interest and the protection of confidential information, and require strict adherence to all laws and regulations applicable to the conduct of our business. The directors' code of business conduct and ethics includes policies on conflict of interest, corporate opportunities and insider trading. The Company will disclose any waivers of the directors' code of conduct relating to its directors, on its website at www.pall.com in accordance with applicable law and the requirements of the New York Stock Exchange corporate governance standards. To date, no waivers have been requested or granted. Lastly, the financial code of ethics specifically addresses the requirements and obligations applicable to officers and employees with important roles in the financial reporting process. These aforementioned codes are available at www.pall.com, or by sending your request in writing to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548.

Board Committees

        The board of directors has an audit committee, a compensation committee, an executive committee and a nominating/governance committee. (On January 20, 2005, the board of directors voted to merge the nominating committee and the planning & governance committee.) The board has adopted a written charter for each of these committees. The full text of each charter is available on the Company's website located at www.pall.com or by sending your request in writing to the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548.

        Each committee conducts an annual assessment to review the sufficiency of resources and time to fulfill its obligations and to review the performance of its obligations. Under the board's corporate governance policy, each committee may retain consultants to assist it in carrying out its responsibilities.

        The following table shows the current members (indicated by an "X" or "Chair") of each of the board committees and the number of committee meetings held and number of actions taken by unanimous written consents during fiscal 2005:

	Audit	Compensation	Executive	Nominating	Planning & Governance	Nominating/ Governance
Abraham Appel*	X	X	—	—	X
Daniel J. Carroll, Jr.*(1)	X	Chair	—	—	—	—
John H.F. Haskell, Jr.*	—	—	—	X	Chair	Chair
Ulric S. Haynes, Jr.*	—	X	—	—	X	X
Eric Krasnoff	—	—	Chair	—	—	—
Edwin W. Martin, Jr.*	—	X	—	Chair	—	X
Katharine L. Plourde*	X	—	—	—	X	X
Heywood Shelley	—	—	X	—	—	—
Edward L. Snyder*	—	—	—	X	—	X
Edward Travaglianti*	Chair	—	—	—	—	—
James D. Watson*	—	—	—	—	—	—
Marcus Wilson	—	—	X	—	—	—
Number of meetings	8	3	0	0	1	2
Number of consents	0	11	39	0	0	0

*
Independent director.
(1)
Presiding independent director.

  The Audit Committee

        The audit committee assists the board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company's internal audit function, the annual independent audit of the Company's financial statements, the performance, qualifications and independence of its independent registered accounting firm, and the Company's compliance and ethics program.

        Each member of the audit committee meets the independence requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934 and the Company's corporate governance policy. The board of directors in its business judgment has determined that each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements. The board of directors has also determined that at least one member of the audit committee—Edward Travaglianti—is an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission.

  The Compensation Committee

        The compensation committee has overall responsibility for evaluating and approving the Company's elected officer compensation plans, policies and programs. Each member of the compensation committee meets the independence requirements of the New York Stock Exchange and the Company's corporate governance policy.

  The Executive Committee

        The executive committee has the authority to act on most board matters during the intervals between meetings of the full board, except those matters which are reserved for the board of directors by the New York Business Corporation Law.

  The Nominating/Governance Committee

        The nominating/governance committee develops policy on the size and composition of the board of directors, criteria for director nomination, and procedures for the nomination process. The committee identifies and recommends candidates for election to the board, and evaluates the participation and contribution of board members. The committee reviews and makes recommendations to the board and/or management with respect to corporate governance issues, and the Company's executive resources and management development and succession plans. Each member of the nominating/governance committee meets the independence requirements of the New York Stock Exchange and the Company's corporate governance policy.

Nomination Process

        The nominating/governance committee will consider shareholder recommendations for director nominees. A shareholder desiring the committee to consider his or her director nominee should deliver a written submission to the nominating/governance committee in care of the corporate secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548. Such submission must include (1) the name of such nominee, (2) the nominee's written consent to serve if elected, (3) documentation demonstrating that the nominating shareholder is indeed a shareholder of the Company, (4) any information relating to the nominee and his or her affiliates which would be required to be disclosed in a proxy solicitation for the election of directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, the information required by Items 103, 401, 403 and 404 of Regulation S-K of the Securities and Exchange Commission, (5) a description of the qualifications of the nominee which, in the view of the nominee or the nominating shareholder, would make the nominee a suitable director of the Company, and (6) a description of the nominee's reasons for seeking election to the Company's board of directors, which description must include any plans or proposals which the nominee or nominating shareholder may have which relate to or would result in any of the actions described in Item 4 of Schedule 13D under the Securities Exchange Act of 1934. Such submission should include an undertaking to submit to the corporate secretary of the Company a statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. The committee may require additional information from the nominee to perform its evaluation.

        Shareholder submissions for director nominees at the 2006 annual meeting of shareholders must be received by the corporate secretary by June 16, 2006. Nominee recommendations that are made by shareholders in accordance with these procedures will receive the same consideration as recommendations initiated by the nominating/governance committee.

        In its assessment of each potential nominee, the nominating/governance committee will review (1) the nominee's judgment, experience, independence and understanding of the Company's business, (2) the range of talent and experience already represented on the board, and (3) such other factors that the nominating/governance committee determines are pertinent in light of the current needs of the Company. Diversity of race, ethnicity and gender among the directors is a factor in evaluating nominees for board membership. The nominating/governance committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities as a Company director.

        The nominating/governance committee is using the services of an outside search firm to assist it in identifying and evaluating possible nominees for director.

        There are no nominees for director standing for election for the first time at the meeting.

COMPENSATION AND OTHER BENEFITS OF SENIOR MANAGEMENT

        The following table sets forth information concerning the total compensation of the chief executive officer of the Company and the four other executive officers who had the highest individual aggregates of salary and bonus (whether paid in cash or restricted stock units) for the Company's fiscal year ended July 31, 2005. These five persons are hereinafter referred to collectively as the "Named Executive Officers."

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(a)	Bonus(b)	Other Annual Compensation (c)	Restricted Stock Units (d)	Securities Underlying Options(#)	All Other Compensation(e)
Eric Krasnoff Chairman and Chief Executive Officer	2005 2004 2003	$795,756 759,980 700,336	— $ 639,219 1,000,000	— — —	$1,967,629 20,876 20,507	95,000 — 198,000	$52,902 47,130 12,039
Marcus Wilson President and Chief Financial Officer	2005 2004 2003	471,172 450,008 335,075	56,192 85,160 74,946	$ 69,846 180,718 —	828,367 302,296 269,885	30,000 27,500 55,000	18,489 14,665 —
Donald Stevens Chief Operating Officer	2005 2004 2003	445,016 373,048 339,586	— — 208,312	— — —	707,893 470,802 402,649	27,000 25,000 55,000	18,696 16,431 7,482
Andrew Denver Senior Vice President	2005 2004 2003	336,395 432,020 237,961	131,194 — —	— — —	152,121 312,214 333,337	— — 38,500	1,899 1,310 —
Heinz Ulrich Hensgen Group Vice President	2005 2004 2003	401,098 288,362 241,663	35,396 56,338 51,041	— — —	192,443 111,421 80,850	6,500 — 38,500	— — —

(a)
The dollar amounts in this column do not include amounts of salary that the Named Executive Officers elected to receive in the form of restricted stock units under the Management Stock Purchase Plan (the "Management Plan"), as follows: in fiscal 2003, Mr. Stevens—$57,200 and Mr. Denver—$55,852; in fiscal 2004, Mr. Stevens—$52,000; Mr. Denver—$74,054 and Mr. Hensgen—$73,380; and in fiscal 2005, Mr. Denver $91,431. These amounts are included in the dollar amounts shown in the "Restricted Stock Units" column of the table for the respective fiscal years. (See Compensation Committee Report on Executive Compensation in Fiscal 2005—The Management Stock Purchase Plan for information about the Management Plan.)

(b)
Annual bonuses are determined by a formula based on the Company's return on equity. See Compensation Committee Report on Executive Compensation in Fiscal 2005—Annual Incentive Bonuses. The dollar amounts in this column do not include amounts of bonuses that the Named Executive Officers elected to receive in the form of restricted stock units under the Management Plan, as follows: in fiscal 2003, Mr. Wilson—$174,877, Mr. Stevens—208,313, Mr. Denver—$150,000, and Mr. Hensgen—$53,790; in fiscal 2004, Mr. Wilson—$198,705, Mr. Stevens—$250,226, and Mr. Denver—$127,925; and in fiscal 2005, Mr. Krasnoff—$632,626, Mr. Wilson—$224,768, Mr. Stevens—$247,651, and Mr. Hensgen—$33,474. These amounts are included in the dollar amounts shown in the "Restricted Stock Units" column of the table for the respective fiscal years.

(c)
Includes $88,417 paid to Mr. Wilson during fiscal 2004 as a relocation bonus in connection with the change of his residence from the United Kingdom to the United States at the Company's request. In fiscal 2005, consists of a car allowance of $18,720, a housing allowance of $17,746 and personal family travel of $33,380.

(d)
Each dollar amount in this column for a fiscal year is the sum of (1) the amount shown in footnote (a) of the Named Executive Officer's salary for the same fiscal year which he elected to receive in the form of restricted stock units under the Management Plan, (2) the amount of his bonus shown in footnote (b) for the same fiscal year which he elected to receive in the form of restricted stock units under the Management Plan, (3) the aggregate of the dollar values on the dates of grant (based on the closing prices for a share of Common Stock on those dates) of additional restricted stock units awarded to such Named Executive Officer under the Management Plan during the same fiscal year as matching units for units he purchased, and as dividend equivalent units on all of his restricted stock units outstanding on the payment dates of dividends on the Common Stock and (4) the dollar value on the date of grant (based on the closing price for a share of Common Stock on that date) of the restricted stock units granted to such Named Executive Officer under the Stock Plan and dividend equivalent units thereon. The aggregate number of restricted stock units held by each Named Executive Officer at July 31, 2005, the Company's fiscal 2005 year-end (exclusive of units purchased by officers with after-tax dollars), and the value of such units (based on the $30.97 closing price of a share of Common Stock on July 29, 2005) were as follows: Mr. Krasnoff—117,328 units ($3,633,648); Mr. Wilson—55,996 units ($1,734,196); Mr. Stevens—80,306 units ($2,487,077); Mr. Denver—40,009 units ($1,239,079); and Mr. Hensgen—15,182 units ($470,187).

(e)
Includes amounts which, under regulations of the Securities and Exchange Commission, are deemed to be compensation by reason of interest-free loans made by the Company for the payment of the exercise price of options under the Company's employee stock option plans (see Indebtedness of Executive Officers and Directors under Stock Option Plans below). Such amounts in fiscal 2005, computed under rates prescribed by the Internal Revenue Service to determine "imputed interest", were as follows: Mr. Krasnoff—$12,143; and Mr. Stevens—$2,194. Also includes employer contributions under the Company's Profit Sharing Plan and Supplementary Profit-Sharing Plan, which contributions in fiscal 2005 were as follows: Mr. Krasnoff—$40,759, Mr. Wilson—$18,489, Mr. Stevens—$16,502, and Mr. Denver—$1,899.

Options

        The following tables set forth information concerning grants of stock options to, and exercises of stock options by, the Named Executive Officers during fiscal 2005, and the number and value of unexercised options held by each of them at July 31, 2005:

Option Grants in Last Fiscal Year

	Individual grants
					Potential realizable value at assumed annual rates of stock price appreciation for option term (7 years)
	Number of securities underlying options granted	% of total options granted to employees in fiscal year
Name			Exercise Price(1)	Expiration date
					5%	10%
Eric Krasnoff	95,000	22.5%	$27.00	01/19/12	$1,044,213	$2,433,459
Marcus Wilson	30,000	7.1%	27.00	01/19/12	329,751	768,461
Donald Stevens	27,000	6.4%	27.00	01/19/12	296,776	691,615
Andrew Denver	-0-	-0-	27.00	01/19/12	-0-	-0-
Heinz Ulrich Hensgen	6,500	1.5%	27.00	01/19/12	71,446	166,500

(1)
Fair market value of a share of the Company's Common Stock on the date of grant.

Aggregated Option Exercises in Last Fiscal
Year and Fiscal Year-End Option Values

			Number of securities underlying unexercised options at fiscal year-end		Value of unexercised in-the-money options at fiscal year-end(2)
Name	Shares acquired on exercise(#)	Value realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Eric Krasnoff	-0-	-0-	279,000	194,000	$3,067,560	$1,846,310
Marcus Wilson	5,000	45,924	75,625	81,875	833,547	731,191
Donald Stevens	37,802	318,282	45,948	73,250	489,968	669,696
Andrew Denver	31,750	317,108	6,250	25,500	64,781	350,451
Heinz Ulrich Hensgen	28,000	142,036	54,250	25,750	596,470	311,475

(1)
Value realized is the aggregate market value, on the date of exercise, of the shares acquired less the aggregate exercise price paid for such shares.

(2)
Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the closing price on July 29, 2005, which was $30.97 per share) and the aggregate exercise price for such shares.

Contracts with Named Executive Officers

        The Company has an employment contract with each of Messrs. Krasnoff, Wilson and Stevens. Each of these contracts provides for annual base salaries equal to the greater of (i) the base salary for the preceding fiscal year adjusted for the annual change in the consumer price index or (ii) an amount fixed by the board of directors (which acts for this purpose by its compensation committee, consisting entirely of independent directors). The base salaries payable for fiscal 2006, as fixed by the compensation committee, are as follows: Mr. Krasnoff—$815,900; Mr. Wilson—$483,800 and Mr. Stevens—$480,000. These contracts also provide for annual incentive bonuses determined by a formula under which a bonus equal in amount to a percentage of base salary becomes payable if the Company's return on equity (after-tax consolidated net income, as defined, as a percentage of average shareholders' equity, as defined) exceeds a certain percentage; the bonus increases to reflect increases in return on equity up to a maximum bonus payable when return on equity equals or exceeds a certain percentage. See Compensation Committee Report on Executive Compensation in Fiscal 2005—Annual Incentive Bonuses.

        Each of these three employment contracts is for a term of employment which continues until terminated by either party on not less than two years notice, and unless the parties agree otherwise, the term of employment ends at age 65. In addition, Mr. Krasnoff has the right to terminate his employment on not less than 30 days notice if at any time he no longer has the title, authority and duties of chief executive officer. Under each of these three employment contracts, in the event of a "change in control" of the Company (as defined), the officer has the right to terminate his employment effective immediately or effective on a date specified in his notice of termination that is not more than one year from the date of giving of such notice. Upon any such termination, the officer would be entitled to his salary and bonus compensation prorated to the effective date of termination. In addition, in the event of termination of Mr. Krasnoff's contract (i) by Mr. Krasnoff because he is no longer chief executive officer or in the event of a change in control of the Company or (ii) by the Company on notice as described in the first sentence of this paragraph, Mr. Krasnoff would become entitled to severance pay. In the event that Mr. Wilson terminates his employment following a change in control he would become entitled to severance pay. The amount of the severance pay to Mr. Krasnoff and Mr. Wilson would be the present value, determined as of the date on which the term of employment ends as specified in the notice of termination of the contract, of (i) the base salary that would have been paid to him during the 24-month period following the end of the term of employment, at the rate of his base salary immediately prior to the end of term of employment (the "Base Salary Severance Component") plus (ii) an amount equal to the Base Salary Severance Component multiplied by the maximum bonus percentage specified in his employment contract (currently 150% as to Mr. Krasnoff and 112.5% as to Mr. Wilson).

        The contract with Mr. Krasnoff also provides for an "annual contract pension" beginning at the end of the term of employment and continuing for a term of ten years in an annual amount equal to 60% of "Final Pay" (as defined) less the maximum pension payable under a qualified pension plan in accordance with Section 415 of the Internal Revenue Code, currently $170,000 a year. Final Pay is defined as the average of Mr. Krasnoff's cash compensation (base salary plus incentive compensation and any other bonus payments) for the three years in which his compensation was highest out of the five years preceding the end of his employment with the Company. Based on fiscal years through fiscal 2005, Final Pay for the purpose of determining the amount of Mr. Krasnoff's annual contract pension would be $1,509,387. After the first year, the annual contract pension is adjusted annually for inflation. Mr. Krasnoff's annual contract pension is payable in monthly installments but by virtue of Section 409A of the Internal Revenue Code payment of the first six installments may have to be delayed to the date six months after the end of the term of employment, in which event those six installments would be paid at the end of the six-month period in a lump sum with interest. The contract with Mr. Krasnoff also provides for lifetime medical coverage for him and his spouse and minor children, consisting of the same coverage and benefits as are provided under the hospitalization, medical and dental plans maintained by the Company for its U.S. employees who are not covered by a collective bargaining agreement. Also, at the start of the 30-day period preceding the end of the term of employment under Mr. Krasnoff's contract, the exercisability of any employee stock options that are not yet fully vested is accelerated and such options can be exercised in full during such 30-day period and thereafter until they expire by their terms.

        By amendment dated June 21, 2005, the employment contract between the Company and Mr. Denver dated May 1, 2003 has been terminated effective December 1, 2006 (the "Termination Date") and Mr. Denver has resigned as a Senior Vice President of the Company effective August 31, 2005. After that date and until the Termination Date Mr. Denver must make himself available for assistance to the Company when reasonably requested by the Company but otherwise has no required duties or required assignment and he is permitted to engage in outside business activities provided that they are compliant with the non-compete and confidentiality provisions of his employment contract. Mr. Denver's base salary for the fiscal year ending July 31, 2006 will be at the annual rate of $437,827 and from that date until the

Termination Date will be at that rate as increased (or decreased) by the same percentage as the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics for New York-Northern N.J.-Long Island, NY-NJ-CT-PA has increased (or decreased) from the month of June 2005 to the month of June 2006. Pursuant to the June 21, 2005 amendment of the employment contract, Mr. Denver will be entitled to a bonus in accordance with the terms of his employment contract and the Executive Incentive Bonus Plan, in the maximum amount of 20% of his base salary, for fiscal 2006 but not for fiscal 2007.

        The employment contract between the Company's subsidiary Pall GmbH and Mr. Hensgen is terminable on two years notice and Pall GmbH has given a notice of termination effective July 31, 2007 (the "Termination Date"). Pursuant to the terms of the contract, Mr. Hensgen has been relieved of his duties as Managing Director of Pall GmbH and has resigned as an officer of the Company. Mr. Hensgen will continue to receive remuneration from Pall GmbH through July 31, 2007, as provided under his employment contract, consisting of continuation of his salary of $349,834 from August 2005 through July 2006 and $355,135 from August 2006 through July 2007, holiday bonuses of $33,465 for 2005 and $33,967 for 2006, and bonuses earned through the date of his termination of services equal to $33,348 payable in 2006 and $63,487 payable in 2007 (all dollar amounts based on current exchange rates). The non-compete and non-solicitation provisions of his employment contract continue for a period of two years following the effective date of termination of his contract in July 2007. The breach of either provision results in contractual penalties of three month's salary for each breach, plus, in the case of a breach of the non-compete provision, such other damages as the Company may pursue. For the period during which such non-competition and non-solicitation terms apply, the Company will pay Mr. Hensgen 50% of his final contractual remuneration in monthly installments, offset by any other income he earns, including unemployment benefits. Pursuant to the Pall Germany Pension Plan (the "Plan"), Mr. Hensgen will receive from the Company, at the applicable retirement age, an approximate annual benefit of $90,500 (at current exchange rates), based on service with the Company through December 2004 (under the defined benefit portion of the Plan) plus a pro-rated portion of contributions to the Plan for his period of service in 2004 (under the defined contribution portion of the Plan). Retirement payments are made in the form of monthly installments, or, at Mr. Hensgen's option, a single lump sum payment.

Pension Benefits

        Under the Company's Supplementary Pension Plan (which is not a qualified plan under the Internal Revenue Code), pension benefits are provided to certain employees, including three of the Named Executive Officers—Messrs. Krasnoff, Wilson and Stevens. The Supplementary Pension Plan provides lifetime pension payments which, when added to primary Social Security benefits and assumed straight-life-annuity payments from the Company's cash balance pension plan, will on an annual basis equal 50% of a participant's "Final Average Compensation", which is defined as the average of the three highest of the participant's last five years of cash compensation (salary and bonus). If a participant vested under the Supplementary Pension Plan dies before retirement, his surviving spouse receives a lifetime pension equal to 50% of the straight-life-annuity pension which the participant would have been entitled to receive upon retirement. Currently, final average compensation (based on fiscal years through fiscal 2005) for the Named Executive Officers would be as follows: Mr. Krasnoff—$1,509,387; Mr. Wilson—$743,417 and Mr. Stevens—$728,567.

Benefits Protection Trust

        The Company has established a Benefits Protection Trust to which it makes voluntary contributions to fund, inter alia, the Company's obligations under the Supplementary Pension Plan and the Supplementary Profit-Sharing Plan (see Compensation Committee Report on Executive Compensation in Fiscal 2005—Supplementary Profit-Sharing and Pension Plans), any severance pay which becomes payable to Mr. Krasnoff or Mr. Wilson under their employment contracts described above and the Company's obligation to pay the annual contract pension provided for under Mr. Krasnoff's employment agreement described above. In the event of a "change in control" of the Company (as defined in the trust agreement), the trust fund must thereafter be used to satisfy the abovementioned obligations. The balance in the Benefits Protection Trust at the end of fiscal 2005 was $35,203,279.

Indebtedness of Executive Officers and Directors under Stock Option Plans

        Under options granted to executive officers and directors under the Company's stock option plans prior to July 30, 2002 (the date of enactment of the Sarbanes-Oxley Act of 2002), optionees could elect to defer payment of the purchase price of the Common Stock upon their exercise of options and thereby became indebted to the Company for the deferred amounts. The following table sets forth certain information with respect to all executive officers and directors who were indebted to the Company under the stock option plans in an amount in excess of $60,000 at any time from the start of the Company's 2005 fiscal year (August 1, 2004) to September 27, 2005. The second column of the table shows the largest amount of indebtedness outstanding during that period by each of such executive officers and directors, and the last column shows the principal amount outstanding as of September 27, 2005. All of the indebtedness shown in the table is non-interest-bearing (see footnote (e) to the Summary Compensation Table above) and payable on demand.

	Amount of indebtedness
	Largest	September 27, 2005
Eric Krasnoff	$720,000	-0-
John Miller	128,407	-0-
Donald Stevens	131,390	$131,390
James Watson	292,500	-0-
Heywood Shelley	120,400	120,400

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION IN FISCAL 2005

        The compensation committee of the board of directors has the power and duty under the Company's by-laws and its corporate governance policy to fix the compensation of the Company's "elected officers"—that is, the officers at or above the rank of group vice president plus the corporate secretary and the treasurer. During fiscal 2005, the Company had seven U.S.-based elected officers and two elected officers based overseas. The compensation of the Company's other executive officers (five at July 31, 2005) is fixed by the Company's chief executive officer. The compensation committee also has the power and duty to approve the making of employment contracts between the Company and the elected officers and to administer the Company's Management Stock Purchase Plan, the Executive Incentive Bonus Plan and (with respect to all aspects of awards which are made to elected officers) the Stock Compensation Plan.

        The Company's compensation program for executive officers consists of four parts:

  1.
  base salaries;

  2.
  annual incentive bonuses;

  3.
  stock-based compensation; and

  4.
  supplementary profit-sharing and pension plans.

        The program is based on the Company's overall philosophy of providing a balanced, competitive total compensation package. We on the compensation committee believe that such a program enables the Company to attract and retain highly qualified professionals, and to reward sustained corporate performance, with the attendant benefit to shareholders.

Base Salaries

        The compensation committee's policy on base salaries for elected officers in fiscal 2005 was to target base salaries at the median, or 50th percentile, of salaries paid to officers with comparable job descriptions at fifteen manufacturing and general industry companies of similar size to the Company (hereinafter referred to as the "marketplace"). A base salary which varies significantly from the median should reflect specific differences in the role and responsibilities of a particular position, as well as an individual's job experience and/or performance. Overall, the Company's base salaries for elected officers in fiscal 2004 were at the marketplace median, averaging 0.5% above marketplace median base salaries.

        The Company retained Watson Wyatt Worldwide ("Watson Wyatt"), an independent executive compensation consultant, to evaluate the cash compensation levels of the Company's executive officers for the 2005 fiscal year. Watson Wyatt has made detailed evaluations biennially since 1994, utilizing published compensation survey data to assess the Company's compensation competitiveness relative to the marketplace. Also, in the 2002 survey for fiscal 2003 compensation Watson Wyatt used "special data cuts" from the Watson Wyatt Database to assess compensation practices among companies which focus on biotechnology and research and development. However, Watson Wyatt did not find significant differences between the general industry data and the "special data cuts," and as a result, it discontinued using the special data cuts in its 2004 survey for fiscal 2005 compensation.

        The Watson Wyatt surveys are submitted to the compensation committee and to the chief executive officer of the Company, who makes salary recommendations to the committee for all elected officers other than himself. Watson Wyatt estimated, in its report dated June 30, 2004, that in fiscal 2004, only three out of thirteen of the Company's executive officers had base salaries which exceeded the marketplace median by more than 15%. Watson Wyatt considers compensation within plus or minus 15% of the marketplace median to approximate competitive norms for base salaries.

        In addition, in July 2005, Watson Wyatt, at the request of the compensation committee, produced a report assessing the competitiveness of the total compensation of the Company's chief executive officer and six other senior executive officers during the 2004 fiscal year. For this purpose, Watson Wyatt researched and selected a peer group of 15 companies which are generally similar in size to the Company, and whose product and/or service lines intersect those of the Company. Watson Wyatt observed in its July 2005 report to the Company that (1) the base salaries of the seven executive officers surveyed were all close to the medians of the peer group, the revenues and market values of which are approximately equal to those of the Company, and (2) the cash compensation of the seven executive officers surveyed, consisting of base salary and annual bonuses, is both competitive and sensitive to the Company's performance, as demonstrated by the noticeable volatility of bonuses for fiscal 2002 (when no regular bonus was paid), fiscal 2003 (when the maximum bonus was paid) and fiscal 2004, when approximately 56.07% of the maximum bonus was paid. Financial data for the Company and the peer group, other than share prices, used in the Watson Wyatt reports are as of the end of each company's last fiscal year and are obtained from S&P Compustat.

        Employment contracts with executive officers call for minimum annual increases in base salaries equal to the June-to-June percentage increase in the consumer price index (the CPI). For fiscal 2005, this minimum mandatory increase was 4.622%, based on the CPI increase from June 2003 to June 2004. With the CPI increase as a floor, the compensation committee adjusted base salaries for fiscal 2005, as it does each year, to reflect individual performance for the past year, internal relationships and marketplace practices as shown by data supplied by Watson Wyatt. Base salary increases for the nine elected officers in fiscal 2005 ranged from 4.0%, to 11.3% for one executive officer who had assumed business functions in addition to manufacturing functions upon his promotion to group vice president.

Annual Incentive Bonuses

        In fiscal 2005, the 2004 Executive Incentive Bonus Plan (the "Bonus Plan") was the principal means by which the total cash compensation of the Company's elected officers was tied to its financial performance. The Bonus Plan was approved by the Company's shareholders at their annual meeting held on November 19, 2003.

        The impetus for the Bonus Plan was section 162(m) of the Internal Revenue Code (the "Code"), which provides that compensation of a Named Executive Officer (the chief executive officer and the next four most highly compensated officers) is not deductible by a corporation for federal income tax purposes to the extent that such officer's compensation exceeds $1,000,000 for any fiscal year. However, "performance-based compensation" that meets certain requirements of section 162(m) and the regulations thereunder is exempt from the $1,000,000 limitation on deductibility for tax purposes. See $1,000,000 Limit on Deductible Compensation below.

        The Bonus Plan covers those senior officers of the Company who have employment agreements with the Company which provide that the officer is eligible to receive annual bonuses under the Bonus Plan. During fiscal 2005, there were 15 executive officers participating in the Bonus Plan, consisting of the Company's chairman and chief executive officer, its president and chief financial officer, its chief operating officer, six group vice presidents, and six senior vice presidents who were members of the Company's operating committee during fiscal 2005. In the future, officers who are promoted or hired to these positions will be eligible to receive annual bonuses under the Bonus Plan.

        The first element for determining the amount of the bonus payable to an executive for a fiscal year under the Bonus Plan is the executive's "Target Bonus Percentage" which is the maximum bonus payable to that executive for the year, expressed as a percentage of his base salary. Such percentage is specified in the executive's employment agreement. The Target Bonus Percentages for fiscal 2005 were 150% for the chairman and chief executive officer, 112.5% for the president and chief financial officer, 105% for each of the chief operating officer, one group vice president and two senior vice presidents, and 82.5% for the vice president-finance. These percentages were first fixed for fiscal 2003 in response to the biennial Watson Wyatt report issued in July 2002, which indicated that the competitiveness of the total cash compensation of the Company's executive officers declined between fiscal 2000 and fiscal 2002. In addition, the Target Bonus Percentage for eight executives who were in charge of particular segments of the Company's business was up to 42% of base salary. These executives were entitled to an additional "business segment" bonus of up to 63% of base salary as described below. Business segment bonuses are not calculable or payable under the Bonus Plan. Messers. Denver and Hensgen were the only Named Executive Officers who had a business segment bonus in fiscal 2005.

        Base salaries of the elected officers are fixed annually by the compensation committee, and base salaries of the other executive officers are fixed annually by the chief executive officer. The base salaries for fiscal 2005 of the five Named Executive Officers are shown in the Summary Compensation Table above (see the "Salary" column and the footnote thereto). Employment agreements with executive officers may be amended or replaced from time to time, with the approval of the compensation committee in the case of elected officers. Thus, both the amount of annual base salaries and any amendments to employment agreements with elected officers, including Target Bonus Percentages therein, require approval of the compensation committee. However, the Bonus Plan provides that the amount of the bonus otherwise payable under the Plan to any executive for any fiscal year may not exceed the lesser of $2,000,000 and 150% of the executive's base salary for the year.

        The second element for determining bonus amounts under the Plan is the establishment by the compensation committee for each fiscal year of a "Minimum R.O.E. Target," a "Maximum R.O.E. Target" and, in some fiscal years, appropriate intermediate R.O.E. targets. The Minimum R.O.E. Target for a fiscal year is the "Return on Equity" (as defined below) that must be exceeded in order for any bonus to be paid to each executive for that year. The Maximum R.O.E. Target means the Return on Equity that must be achieved in order for each executive to receive his maximum bonus, equal to the Target Bonus Percentage specified in his employment agreement. In September 2004, the compensation committee fixed the Minimum R.O.E. Target for fiscal 2005 at 12.1%, the R.O.E. target for receiving 25% of the maximum bonus at 13.6%, the R.O.E. Target for receiving 33% of the maximum bonus at 14.1%, the R.O.E. Target for receiving 50% of the maximum bonus at 15%, the R.O.E. Target for receiving 67% of the maximum bonus at 16%, the R.O.E. Target for receiving 75% of the maximum bonus at 16.5%, and the Maximum R.O.E. Target at 17.9%. The Maximum R.O.E. Target equated to earnings per share of $1.52.

        "Return on Equity" means the percentage determined by dividing "Net Earnings" for a fiscal year by "Average Equity" for that year. Net Earnings for any fiscal year is the after-tax consolidated net earnings of the Company and its subsidiaries as certified by the Company's auditors for inclusion in its annual report to shareholders, adjusted to eliminate any decreases in or charges to earnings for

  a.
  the effect of foreign currency exchange rates,

  b.
  any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges,

  c.
  the cumulative effect of any accounting changes, and

  d.
  any "extraordinary items" as determined under generally accepted accounting principles,

to the extent that such decreases or charges are separately disclosed in the Company's annual report for the year.

        Average Equity for any fiscal year means the average of shareholders' equity as shown in the annual report in the fiscal year-end consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and as of the end of the immediately preceding fiscal year, except that any amounts shown on those balance sheets as "accumulated other comprehensive" income or loss are disregarded.

        The compensation committee may reduce the amount of the bonus otherwise payable to any executive in accordance with the formula described in the preceding paragraphs

  •
  to reflect any decreases in or charges to earnings that were eliminated in determining Net Earnings for the year pursuant to clause a., b., c. or d. in the definition of Net Earnings above,

  •
  to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining Net Earnings for the year,

  •
  to reflect the committee's evaluation of the executive's individual performance, or

  •
  to reflect any other events, circumstances or factors that we on the committee believe to be appropriate in determining the amount of the bonus to be paid to that executive for the year.

        The compensation committee may also increase the amount of the bonus otherwise payable to any executive who is not a Named Executive Officer to reflect the committee's evaluation of the executive's individual performance, or to reflect such other circumstances or factors as the committee believes to be appropriate in determining the amount of the bonus to be paid to that executive for the year. The committee does not, however, have discretion to increase the amount of the bonus payable to any Named Executive Officer above the amount of bonus determined in accordance with the Plan formula described above.

        The business segment component of a bonus is designed to tie an officer's compensation in part to the performance of the business segment for which such officer is responsible. For fiscal 2005, the maximum business segment bonus was equal to 63% of base salary for the two U.S.-based executive officers, and 30% and 25% of base salary for the two overseas-based executive officers. Subject to these maximums, the chief executive officer has discretion to determine the amount of the business segment component of the incentive bonus for each executive officer having responsibility for a particular business segment. In the exercise of that discretion, Mr. Krasnoff establishes annually, for each business segment, the dollar amount of profit below which no business segment bonus is earned (the bonus threshold) and the dollar amount of profit at which the maximum business segment bonus is earned. If the profits achieved by the officer's business segment exceed the bonus threshold but are less than the amount at which the officer becomes entitled to a maximum bonus, the bonus amount is determined pro rata, on a sliding scale.

        With respect to the four U.S.-based executives whose fiscal 2005 bonuses were based in part on a business segment component, the maximum bonus based on Return on Equity was 42% of base salary, and the maximum bonus based on business segment performance was 63% of base salary, so that the aggregate maximum bonuses of these officers were 105% of their respective base salaries. With respect to the two executive officers based outside the U.S. whose fiscal 2005 bonuses were based in part on a business segment component, the maximum bonuses based on Return on Equity were 20% and 25% of their respective base salaries, and the maximum bonuses based on business segment performance were 30% and 25%, respectively, so that the aggregate maximum bonuses of these overseas officers were 50% of their respective base salaries.

        The Company's bonus policy for fiscal 2005 was structured with the intent that (i) a bonus based exclusively on Return on Equity equal to 13.6% would result in total cash compensation (base salary plus annual bonus) at the marketplace median, and (ii) a bonus based exclusively on the Maximum R.O.E. Target (17.9%) would result in total cash compensation which approximated the marketplace 75th percentile. Overall, the Company's midpoint total cash compensation (base salary plus midpoint bonus) for elected officers in fiscal 2004 was at the marketplace medians, averaging 0.8% above marketplace median total cash compensation. Maximum total cash compensation for elected officers in fiscal 2004 (base salary plus maximum bonus) was 4.4% below the marketplace 75th percentile for total cash compensation.

        Bonuses for fiscal 2005 computed exclusively under the Bonus Plan formula described above, resulting from fiscal 2005 Return on Equity of 53%, as determined by the compensation committee in accordance with the Bonus Plan, were 79.15% of base salary for Mr. Krasnoff, 59.6% of base salary for Mr. Wilson, 55.7% of base salary for Mr. Stevens, 10.6% of base salary for Mr. Denver and 13.3% of base salary for Mr. Hensgen. For further information regarding Mr. Krasnoff's bonus, see Discussion of Fiscal 2005 Compensation of the Chief Executive Officer below.

Stock-Based Compensation

        The Management Stock Purchase Plan (the "Management Plan") and the 2005 Stock Compensation Plan (the "Stock Plan") were designed to complement the Bonus Plan and to provide long-term stock-based incentive compensation to the Company's executive officers. These plans were based on the concept that stock-based compensation provides executive officers with opportunities for capital accumulation at favorable tax rates, promotes long-term executive retention and, by fostering in executive officers a proprietary interest in the Company, aligns their interests with those of the Company's shareholders.

        The compensation committee requested Watson Wyatt to review the stock-based compensation of the Company's top four executives in advance of the committee's January 2004 meeting. At that meeting, Watson Wyatt presented a report in which it stated its view that the Company's stock option program had become insufficient for providing competitive long-term stock-based incentive compensation, and that stock options may no longer be an optimal means of providing competitive long-term stock-based compensation in light of pending accounting changes, stock ownership objectives and historically low price volatility of the Company's common shares. In preliminary research conducted by Watson Wyatt and from the analysis of the 15-company peer group in the Watson Wyatt January 2004 report, Watson Wyatt had observed that grants of stock options have been declining in the marketplace generally, both in the value of grants (which may be attributed to lower stock prices) and in the number of shares granted. However, in Watson Wyatt's opinion, the Company's option grants might be low even at the currently reduced levels in the marketplace.

        On the other hand, the Company's Management Plan has proven to be an effective way for executives to both build their ownership interest in the Company and increase the value of their long-term incentives. Watson Wyatt also noted that the increase, adopted by the compensation committee effective August 1, 2003, in the number of Company matching units issued to participants in the Management Plan (see below), from one matching unit for each three units purchased by a participant to one matching unit for each two units purchased, should encourage more management participation in the Plan and increase the competitiveness of the Company's long-term incentive value. The compensation committee adopted on July 20, 2004, a further improvement in the matching unit ratio from the participants' point of view, to one matching unit for each unit purchased by a participant, subject to approval of the 2005 Stock Compensation Plan by shareholders.

        The Stock Plan has also, in the opinion of the compensation committee and Watson Wyatt, provided an important means of improving the value and competitiveness of the Company's long-term stock-based incentive compensation.

        In its report for the January 2004 meeting of the compensation committee, Watson Wyatt recommended that the committee consider, and the committee adopted, a "portfolio approach" to long-term incentive compensation, consisting of different types of equity incentives (if the expensing of stock options was required pursuant to revised FAS 123, as described below under the caption "The 2005 Stock Compensation Plan"). A portfolio approach: (1) reduces the number of eligible optionees to approximately 260 persons from approximately 1,000 persons; (2) reduces the portion of long-term incentive value currently being delivered as stock options; (3) replaces a portion of stock options with restricted stock units; (4) tiers the awards of options, decreasing the share of long-term incentive mix at lower levels; (5) improves long-term incentive values for management levels remaining in the long-term incentive program; (6) reduces the term of stock options to seven years; (7) provides for vesting of stock options in four equal, cumulative installments on the first, second, third and fourth anniversaries of their dates of grant, and provides 100% vesting of restricted stock units and matching units under the Management Stock Purchase Plan on the fourth anniversaries of their dates of grant; (8) increases the matching units issuable under the Management Stock Purchase Plan to one matching unit for each unit purchased by a plan participant; and (9) increases the share ownership guidelines for all participants in the Management Stock Purchase Plan.

  The Management Stock Purchase Plan

        The purpose of the Management Stock Purchase Plan (the "Management Plan") is to encourage key employees of the Company and its subsidiaries to increase their ownership of the Company's common stock. To achieve this purpose, the Management Plan

  •
  provides key employees with a number of ways to allocate portions of their cash compensation to purchase restricted stock units, each representing the right to receive one common share after vesting, and

  •
  issues additional units to key employees to fully match one-for-one all units they purchase ("matching units") and to credit the dollar amount of dividends paid on the Common Stock during the vesting period ("dividend equivalent units").

        Management Plan participants who are U.S. taxpayers do not realize income for federal income tax purposes when restricted stock units are credited to their Management Plan accounts. Instead, a participant realizes taxable income only when his or her units vest (generally after four years under the Management Plan) and shares of Common Stock are issued to the participant in settlement of his or her vested units. The amount of taxable income is based on the market value of such shares issued to the participant. The Management Plan also allows participants to defer their receipt of Common Stock when their units vest and thereby further defer their realization of income for federal income tax purposes.

        We on the compensation committee believe that the following substantial benefits accrue to the Company from the Management Plan:

  •
  The Management Plan encourages management personnel to elect to receive all or part of their annual bonuses in the form of restricted stock units, and to acquire additional units through either pre-tax payroll deductions from base salary (up to 50% of base salary) or after-tax lump sum payments. In this way, senior management invests in the future performance of the Company and their interests in the Company are aligned more closely with the proprietary interests of its shareholders.

  •
  The Management Plan assists senior management in reaching their target ownership levels set in the Company's Common Stock ownership guidelines (see Common Stock Ownership Guidelines below).

  •
  Since the value of the units represented by the Company's grants of matching units and dividend equivalent units, and the benefits of any appreciation during the vesting period in the Common Stock underlying the units, will generally not be assured to the participant unless he or she is still a Company employee on the date four years from the date of issuance of the units (three years with respect to units credited before August 1, 2003), the Management Plan encourages talented management personnel to remain in the employ of the Company or one of its subsidiaries.

        Information concerning restricted stock units issued under the Management Plan to the Named Executive Officers is included in the Summary Compensation Table above.

  The 2005 Stock Compensation Plan

        The board of directors of the Company adopted the Stock Plan on September 17, 2004, subject to shareholder approval. The Company's shareholders approved the Plan at their annual meeting held on November 17, 2004, which date is the effective date of the Plan. The board of directors amended the Stock Plan on July 19, 2005 to comply with new section §409A added in October 2004 to the Internal Revenue Code of 1986, as amended (the "Code").

        The purpose of the Stock Plan is to attract and retain individuals of outstanding ability to serve as employees in positions of responsibility with the Company and its subsidiaries, or to serve as non-employee directors of the Company, by providing them with the opportunity to acquire a proprietary interest (or to increase their proprietary interest) in the Company, and to provide them with incentives and awards that will motivate their efforts towards the success of the Company and the growth of its business.

        The Stock Plan permits the Company to grant to its employees a variety of Common Stock awards and Common Stock-based compensation (that is, stock options, restricted Common Stock, restricted units, performance Common Stock and performance units). In structuring the Stock Plan, the board's compensation committee sought to provide for a variety of awards that can be administered flexibly. This enables the Company to keep pace with changing developments in management compensation, including changes in the accounting and tax treatment of different forms of equity compensation. The Stock Plan grants to the compensation committee and, in certain circumstances, to the Company's chief executive officer, discretion to establish the terms and restrictions they deem appropriate for particular awards as circumstances warrant.

        Awards under the Stock Plan may be made in the form of stock options, restricted Common Stock, restricted stock units, performance Common Stock and performance units to any employee of the Company or any of its subsidiaries who is expected to make significant contributions to the success of the Company and the growth of its business (an "Eligible Employee"). Eligible Employees are identified by the compensation committee from among the chief executive officer and the other elected officers of the Company, and will be identified by the chief executive officer from among Company employees who are not elected officers. Approximately 326 Company employees (including six elected officers) were identified as "Eligible Employees" for stock awards under the Stock Plan in fiscal 2005.

        To date, the only awards granted or authorized for grant to employees under the Stock Plan have been in the form of restricted stock units, annual award units to non-employee directors and stock options that do not qualify as incentive stock options (nonqualified options). The compensation committee has no present intention to make awards in the other forms provided for in the Stock Plan. Accordingly, this description of the Stock Plan will for the most part provide information relevant to awards of restricted stock units and nonqualified stock options.

        An important impetus for the Stock Plan was the Statement of the Financial Accounting Standards Board No. 123 (revised 2004), Share-Based Payment, effective for the Company on August 1, 2005. Revised FAS 123 provides that a charge to earnings must be made upon the grant of stock options. In preparation for revised FAS 123 becoming effective for the Company, the compensation committee decided to reduce substantially the number of stock options granted from the numbers granted in the past. The other forms of stock-based compensation authorized under the Plan—restricted shares and units and performance shares and units—are available to help compensate for the substantially reduced level of option grants.

        On July 19, 2005, the Pall board of directors approved amendments to the Stock Plan to bring it into compliance with the new tax deferral rules under Section 409A of the Code. The new rules generally became effective on January 1, 2005, with respect to compensation that was earned and became vested after that date. Section 409A makes substantial changes to the requirements that must be met in order that deferrals of compensation under nonqualified deferred compensation plans (i.e., plans providing deferred compensation that are not tax-qualified plans) may avoid being subject to current tax for federal income tax purposes.

        An aggregate of 5,000,000 shares of Common Stock may be distributed in respect of awards made under the Stock Plan, subject to adjustment in certain events. Of that aggregate number, no more than 2,500,000 shares are available for awards of restricted shares, restricted units, performance shares, performance units and annual award units. The maximum aggregate number of shares that may be issued upon exercise of incentive stock options granted under the Stock Plan to Eligible Employees may not exceed 2,500,000 shares. As of the date of this proxy statement, the number of whole shares of Common Stock covered by awards granted under the Stock Plan to Eligible Employees (including dividend equivalent units) was as follows: restricted units granted to officers and other employees—280,467; and stock options—438,860 shares. (The total for restricted units excludes a fractional share amount; fractional shares are settled in cash.)

Stock Options

        The compensation committee, on the advice of Watson Wyatt, has decided that the periodic grants of options to management under the Stock Plan will occur annually, rather than biennially as in the past under the Company's predecessor stock option plans, all of which were terminated when the Company's shareholders approved the Stock Plan at the 2004 annual meeting on November 17, 2004. The compensation committee may grant stock options under the Stock Plan to Eligible Employees who are elected officers, for the purchase of such number of shares of Common Stock, and at such times, as the compensation committee may determine. The chief executive officer of the Company may grant options under the Plan to Eligible Employees who are not elected officers, for the purchase of such number of shares and at such times as the chief executive officer may determine, subject to limits set by the compensation committee on the aggregate number of shares to be covered by option grants to all Eligible Employees in the annual broad-based option grants.

        The term during which an option may be exercised will be such period of time as the compensation committee may determine, but not exceeding ten years from the date of grant of the option. The compensation committee has initially determined that the term of options granted under the Stock Plan will be seven years. The compensation committee has the power to change this determination but has no present intention of doing so.

        Each option granted under the Stock Plan will become exercisable, in whole or in part, at such time or times during its term as the instrument evidencing the grant of such option shall specify. The compensation committee has initially determined that options granted under the Stock Plan will become exercisable (vest) in four equal cumulative installments on each of the first, second, third and fourth anniversaries of the date of grant. The compensation committee has the power to change this determination but has no present intention of doing so.

        The price at which shares may be purchased upon any exercise of an option will be the price per share determined by the compensation committee and specified in the instrument evidencing the grant of such option, but the exercise price per share may not be less than the fair market value of a share determined as of the date of grant of the option.

Restricted Shares and Restricted Units

        The Stock Plan authorizes the grant of both restricted shares of Common Stock and restricted units which, at the end of a vesting period, are converted into unrestricted shares of Common Stock. The compensation committee has not authorized any awards of restricted shares and has no present intention of doing so. Accordingly, the following description under this caption describes only restricted stock units, including the provisions of the restricted stock units which the compensation committee has granted or authorized for grant prior to the date of this proxy statement. The compensation committee has the power to change those provisions for future grants of restricted stock units but has no present intention of doing so.

        Prior to the time of each grant of restricted units to Eligible Employees, the compensation committee establishes a period of time (the "restricted period") within which the restricted units covered by such grant (and the grantee's right to receive payment with respect to such restricted units) may not be sold, assigned, transferred (other than a transfer to the participant's beneficiary occurring by reason of the participant's death), made subject to a gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. A separate restricted period may be prescribed for any specified portion of the restricted units granted pursuant to any award.

        At the date of this proxy statement, the restricted period established by the compensation committee for restricted units is four years beginning on the date of grant and ending on the fourth anniversary of the date of grant.

        Until the restrictions applicable to the restricted units credited upon grant to any such account lapse, additional restricted units will be credited to such account with respect to the restricted units so credited, as of each date on which the Company pays a dividend on its Common Stock ("dividend equivalent units"). The number of additional restricted units to be credited is determined by first multiplying (A) the total number of restricted units (including any previously credited dividend equivalent units) standing to the participant's credit in such account on the day immediately preceding the dividend payment date, by (B) the per-share dollar amount of the dividend paid on such dividend payment date, and then by dividing the resulting amount by the closing price of a share of the Company's common stock, as reported by New York Stock Exchange composite transactions, on the dividend payment date.

        When the restricted period expires for restricted units granted to a Stock Plan participant under the Plan, the restrictions applicable to such restricted units will lapse, the units will vest and payment with respect to such restricted units (including any related dividend equivalent units) will be made:

  •
  (A) by the issuance and delivery to the Stock Plan participant of a stock certificate for a number of shares of Common Stock equal to the number of whole restricted units including related dividend equivalent units, with respect to which the applicable restrictions have lapsed, and (B) by payment in cash for any fractional restricted unit payable.

  •
  (B) Alternatively, if the Notice of Grant evidencing a grant of restricted units so permits, payment with respect to any part or all of an Eligible Employee's restricted units (including related dividend equivalent units) may be deferred, at the Eligible Employee's election, upon such terms and conditions as are specified in the Notice of Grant and allowed by applicable law including the Internal Revenue Code.

        Although the Stock Plan allows the granting of restricted units payable in cash rather than in stock, payment with respect to all whole restricted units authorized for grant to date under the Plan will be made solely in Common Stock, as described in subparagraph (A) above. The compensation committee has no present intention of authorizing the grant of restricted units payable in cash.

Performance Stock and Performance Units

        Performance Common Stock, or performance units with value derived from the value of the Company's Common Stock, may be granted to such Eligible Employees at such times in such amounts, and upon such terms and conditions, as the compensation committee may determine (with respect to Eligible Employees who are elected officers), or as the Company's chief executive officer may determine (with respect to Eligible Employees who are not elected officers). The compensation committee and the chief executive officer have no present plans to grant performance shares or performance units.

Common Stock Ownership Guidelines

        In the current corporate governance environment, shareholders of public companies are giving increased attention to executives' ownership interests in their companies. Watson Wyatt research shows that higher executive stock ownership correlates with higher company financial performance. Accordingly, the compensation committee has established Common Stock ownership guidelines for the Company's officers and other key employees. In September 2004, the compensation committee amended the stock ownership guidelines to increase the target ownership levels, subject to approval of the Stock Plan by the shareholders at the 2004 annual meeting. As so amended, the target ownership levels are 500% of base salary for the chairman and chief executive officer, 300% of base salary for the other four Named Executive Officers and any other executive officer of the Company whose base salary exceeds $300,000 per annum, and 150% of base salary for any other executive officer of the Company whose base salary exceeds $150,000 per annum. Target ownership levels of Common Stock for other officers and key employees have been established based on annual base salary ranges. The compensation committee has set July 31, 2007 as the date for participants who began participating in the Management Plan at its inception in 1999 to reach 100% of their new increased target ownership levels. Those who began participating in the Management Plan after its inception have six years from the dates of their becoming participants to reach 100% of their further increased target ownership levels.

        A person's base salary includes, for purposes of the stock ownership guidelines, the amount of salary that he or she elected to receive in the form of restricted stock units under the Management Plan. In calculating the number of shares of Common Stock owned by an employee for purposes of the stock ownership guidelines, each restricted stock unit held for the account of that employee under the Management Plan or the Stock Plan is counted as one share.

        Mr. Krasnoff currently has a pecuniary interest in a total of 668,035 shares of Common Stock for purposes of the guidelines, consisting of 64,166 common shares and 473,000 shares issuable upon vesting and conversion of 130,869 restricted stock units issued under the Management Plan and the Stock Plan. On October 3, 2005, these 668,035 shares were worth $18,437,761 in the aggregate, based on the closing price on that date ($27.60) of a share of the Company's Common Stock for New York Stock Exchange composite transactions. This is equal to approximately 2,300% of Mr. Krasnoff's fiscal 2005 base salary ($795,756.)

Supplementary Profit-Sharing and Pension Plans

        In addition to providing tax-qualified profit-sharing and pension plans for its employees including executive officers, the Company also maintains non-tax-qualified supplementary plans and arrangements for executive officers. The Supplementary Profit-Sharing Plan provides an annual benefit to U.S.-based executives with respect to annual cash compensation in excess of the maximum compensation that, under the Internal Revenue Code, can be taken into account for the Company's tax-qualified Profit-Sharing Plan. An executive officer's annual benefit under the Supplementary Profit-Sharing Plan is the product of (1) such excess annual compensation and (2) the ratio, for the year, of the Company's aggregate contributions under the Profit-Sharing Plan to the aggregate compensation (as limited by the Code) of all qualified Profit-Sharing Plan participants. Also, the Supplementary Profit-Sharing Plan credits each participant with earnings on his or her account balance based on the investment of an amount equal to the account balance in the Fidelity Asset Manager Fund. The purpose of the Supplementary Profit-Sharing Plan is to provide to executive officers affected by the limitations under the tax-qualified Profit-Sharing Plan a capital accumulation, on a percentage of compensation basis, equal to that provided to other employees of the Company. The Company's annual contributions to the Profit-Sharing Plan and the Supplementary Profit-Sharing Plan for the benefit of the Named Executive Officers are included in the column "All Other Compensation" in the Summary Compensation Table above.

        The supplementary pension plan arrangements for executive officers are described above under the caption Pension Benefits. The purpose of these supplementary arrangements is to assure executives a specified level of retirement benefit over and above what would be payable under the Company's Cash Balance Pension Plan, which is a tax-qualified plan.

Discussion of Fiscal 2005 Compensation of the Chief Executive Officer

        Mr. Krasnoff's base salary for fiscal 2005 was $795,756, reflecting an increase of approximately 4.7% over his 2004 base salary ($759,980) and, as estimated in a Watson Wyatt Report dated July 2005, approximately 9% more than the marketplace median base salary for chief executive officers of the 15 companies in the peer group. Based on Watson Wyatt's recommendation, Mr. Krasnoff's maximum annual incentive bonus for fiscal 2005 was 150% of his base salary. By reason of actual fiscal 2005 Return on Equity of 53%, as determined by the compensation committee in accordance with the Bonus Plan, Mr. Krasnoff received a fiscal 2005 bonus of $632,626, equal to 79.5% of his base salary for that year. He also received in fiscal 2005 an aggregate of $27,377 of dividend equivalent restricted stock units with respect to units he held under the Management Plan and the Stock Plan.

        In addition, a Watson Wyatt report which analyzed fiscal 2004 executive compensation for the purpose of fixing fiscal 2005 compensation levels indicated that Mr. Krasnoff's fiscal 2004 base salary ($759,980) was approximately 2.7% above the medians of the base salaries ($740,000) paid by the 15-company peer group to their chief executive officers, and his fiscal 2004 total cash compensation (base salary plus bonus paid) was $1,399,190, or 20% below the median total cash compensation ($1,750,000) paid by the peer group to their chief executive officers. Mr. Krasoff's fiscal 2004 maximum target total cash compensation (base salary plus maximum bonus) was approximately $1,900,000, or 20% below the 75th percentile total cash compensation ($2,388,000) paid by the peer group. The Watson Wyatt report supported the competitive compensation of the Company's chief executive officer compared with the compensation of the chief executive officers of the peer group companies, on the basis that the Company's fiscal 2004 revenues were 11% below the peer group median, but the Company's one-year performance in fiscal 2004 exceeded the peer group median in revenue growth, net income growth and earnings per share growth.

        Further, Watson Wyatt valued the chief executive officer's fiscal 2004 total direct compensation (base salary plus bonus paid plus the three-year average of the present value of long-term incentives) at $3,536,000, or approximately 25% below the median total direct compensation of the chief executive officers of the peer group companies ($4,692,000). Improved long-term incentive grants and matching unit grants under the Management Plan have improved the competitive position of both the chairman's long-term incentives and total direct compensation, but they both continued to lag behind the median of the peer group. From Watson Wyatt's study in 2003 and 2004, the long-term incentive value for the Company's chief executive officer rose 190%, from $767,000 to $2,137,000, while the market median rose 55%, from $1,542,000 to $2,390,000. One purpose of the Stock Plan is to provide a flexible means of improving the long-term incentive component of the total direct compensation of the Company's executive officers.

        The factors and criteria upon which Mr. Krasnoff's compensation was based, including the relationship of the Company's performance to his compensation for fiscal 2005, are set forth in the preceding sections of this report and are applicable to the total compensation package of Mr. Krasnoff as well as the other executive officers.

$1,000,000 Limit on Deductible Compensation

        The Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid by public companies to their senior officers. Under §162(m) of the Code, the Company is not permitted to deduct compensation of a Named Executive Officer (the chief executive officer and the four other most highly paid executive officers) in excess of $1,000,000 for any fiscal year except to the extent that the compensation in excess of that amount meets the statutory definition of "performance-based compensation".

        In light of §162(m), all of the Company's stock plans and its Executive Incentive Bonus Plan have been designed so that compensation thereunder will meet the statutory definition of "performance-based compensation", including complying with the statutory requirement that such plans be approved by shareholders. This has been Company policy and the compensation committee has no intention of changing that policy.

Summary

        We on the compensation committee believe that the total compensation for fiscal 2005 of Mr. Krasnoff and the other executive officers of the Company was fair both to them and to the Company and its shareholders. The committee bases this conclusion on the following factors:

  1.
  target cash compensation levels (salary and one-third of the maximum bonus) approximate the marketplace medians and rise above that level only when Company performance warrants;

  2.
  the grant of stock options and restricted stock units has been judicious;

  3.
  the Watson Wyatt January 2004 report concluded that "Overall, Pall's executive compensation and benefits are conservative in light of its size relative to its peers and its positive near term financial and stock price performance;" and

  4.
  the compensation program has enabled the Company to attract and retain top executive talent.

Respectfully submitted,
Abraham Appel
Daniel J. Carroll, Jr. Ulric Haynes, Jr. Edwin W. Martin, Jr.

PERFORMANCE GRAPH

        The following graph compares the annual change in the cumulative total return on the Company's Common Stock during the Company's last five fiscal years with the annual change in the cumulative total return of the Standard & Poor's Composite-500 Index and the Standard & Poor's Industrial Machinery Index (which includes the Company). The graph assumes an investment of $100 on July 31, 2000 (the last day of the Company's 2000 fiscal year) and the reinvestment of all dividends paid during the five fiscal years.

	Jul-00	Jul-01	Jul-02	Jul-03	Jul-04	Jul-05
Pall Corporation	$100	$119	$89	$117	$122	$165
S&P 500	$100	$86	$65	$72	$82	$93
S&P Industrial Machinery	$100	$109	$110	$129	$167	$181
Copyright © 2005, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE
EMPLOYEE STOCK PURCHASE PLAN

        The shareholders will be asked at the meeting to vote on a proposal to approve an amendment to the Pall Corporation Employee Stock Purchase Plan (the "Employee Plan" or "the Plan"). The Plan as adopted by the Board of Directors and approved by shareholders in 1999 authorized the issuance of 1,000,000 shares of the Company's Common Stock for purchase by employees of the Company and its subsidiaries pursuant to the Plan. The Plan was amended in 2003, with shareholder approval, to authorize the issuance of an additional 1,000,000 shares. The Board of Directors further amended the Plan in July 2005, subject to shareholder approval, to authorize the issuance of an additional 1,000,000 shares for purchase by employees pursuant to the Plan. None of these 1,000,000 additional shares will be issued unless and until this Proposal is approved by shareholders. A copy of the Plan will be furnished to any shareholder upon written request to Patricia Iannucci at the address or fax number given under the caption Annual Reports below.

        The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code" or "the Code"). The purpose of the Plan is to encourage employees of the Company and its subsidiaries to invest in Common Stock of the Company, by providing them with a convenient method for purchasing Common Stock at below-market prices through voluntary, regular payroll deductions.

        The Plan encourages employees to elect to have part of their after-tax base pay applied to the purchase of Common Stock for the purpose of investing in the future performance of the Company. In this way, the interests of employees of the Company are aligned more closely with the proprietary interests of its shareholders. For this reason, the board of directors believes that approval of the proposed amendment to the Employee Plan is in the best interests of the Company and its shareholders.

        As of October 1, 2005, only about 546,000 shares remain available for purchases under the Employee Plan. It is expected that a significant portion of those shares will be applied to share purchases which will occur automatically upon the close of the current Offering Period on October 31, 2005. Accordingly, if this Proposal is not approved by shareholders, the Plan will probably have to be terminated before next year's annual meeting of shareholders because the number of shares remaining available will be insufficient. The board of directors believes that the Employee Plan has been of substantial benefit to the Company and its shareholders and that termination of the Plan would deprive the Company of a valuable employee incentive. For this reason, the board recommends a vote FOR the adoption of the amendment to the Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of Common Stock available for future purchases by employees under the Plan. The 2,000,000 shares previously authorized for the Plan have been sufficient to cover purchases under the Plan from its adoption in June 1999 to date.

        Under the New York Business Corporation Law and the rules of the New York Stock Exchange, the affirmative vote of a majority of the votes duly cast at the meeting on this Proposal 2 is required for the approval of the proposed amendment to the Employee Plan, and the total "vote cast" on this proposal must represent over 50% of all shares entitled to vote. Thus, a shareholder who does not vote will not affect the outcome of the vote so long as at least 50% of the outstanding shares of Common Stock are voted on this Proposal 2. However, a vote to "abstain" will be counted as a "vote cast" for the purpose of determining whether more than 50% of the outstanding shares have been voted on this Proposal 2; therefore, a vote to "abstain" will have the same effect as a vote "against" for the purpose of determining whether a majority of the shares voted have been voted "for" the proposal.

        A broker who holds shares of Common Stock in "street" name as nominee for customers who are the beneficial owners of such shares will not have authority to vote such shares on this Proposal 2 unless the broker receives specific voting instructions from such customers. Shares of Common Stock represented by proxies duly returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists for the meeting, even if such shares are not voted on this Proposal 2. Votes which are not cast by brokers because they have received no instructions from one or more of their customers are known as "broker non-votes" and will not count as "votes cast" on this Proposal 2.

Eligibility

        The Employee Plan is open to most employees of the Company and of subsidiaries of the Company that adopt the Plan with the Company's approval. An employee who is generally employed at least 20 hours per week is eligible to participate in the Plan on the earlier of the November 1 or May 1 on or after which the employee has completed six consecutive months of employment with the Company or a subsidiary. No employee who has received a hardship distribution from the Pall Corporation Profit-Sharing Plan within the preceding six months may participate in the Employee Plan. Also, with a few exceptions mandated by the Internal Revenue Code, employees eligible to participate in the Company's Management Stock Purchase Plan are not eligible to participate in the Employee Plan. Approximately 11,000 employees are currently eligible to participate in the Employee Plan, none of whom is an executive officer.

Payroll Deductions

        Under the Employee Plan, options to purchase shares of Common Stock are offered to each eligible participating employee through a continuous series of six-month offerings, each beginning on a November 1 or May 1 and terminating on the following April 30 or October 31 ("Offering Periods"). On the first day of each Offering Period, each participant in the Plan is granted, by operation of the Plan, an option to purchase as many shares of Common Stock, including fractional shares, as can be purchased with payroll deductions credited to the participant's account during that six-month Offering Period.

        An eligible employee who elects to participate not later than 15 days before the beginning of a six-month Offering Period may elect to have any amount deducted from the "compensation" (as defined) which he or she is entitled to receive on each payday, to purchase shares under the Employee Plan, subject to the limits discussed below. "Compensation" is defined under the Plan to mean the employee's gross base salary for a pay period, not including overtime, incentive compensation, bonuses, shift differentials, expense reimbursements, disability pay and other extraordinary compensation that may be paid to the employee. All payroll deductions are credited to a bookkeeping account maintained by the Company for the employee. After an Offering Period closes, the amount accumulated to the credit of each employee is applied to the purchase of shares of Common Stock at the share purchase price determined as set forth below under the caption Option Exercise. The shares purchased, including a credit for any fractional share, are credited to a brokerage account established for each participant with Computershare Shareholder Services, Inc. (formerly EquiServe, Inc.) or such other broker as the administrative committee of the Employee Plan may select.

Grants of Options

        An employee who has elected to participate in the Plan is automatically granted an option to purchase the number of shares that can be purchased with the amount of payroll deductions accumulated in his or her account during each Offering Period, subject to the limits discussed below. All options are fully vested when granted.

Option Exercise

        All options are automatically exercised as of the end of each six-month Offering Period. The share purchase price is 85% of the lower of the fair market value of a share of Common Stock on (a) the first trading day of an Offering Period, and (b) the last trading day of that Offering Period. Shares purchased upon exercise of an option are credited to the employee's brokerage account. No brokerage commissions are payable by employees in connection with their exercise of options; employees will be responsible for the payment of brokerage commissions on any sale of shares acquired under the Plan.

Limitations on Options

        The Plan as in effect prior to the July 2005 amendment provided for the sale of a maximum of 2,000,000 shares, subject to adjustment for stock splits and other capital changes affecting the Common Stock. On July 19, 2005 the Board of Directors amended the Plan, subject to shareholder approval, to authorize the sale up to an additional 1,000,000 shares. The exercise in full of options granted to employees for the Offering Period beginning November 1, 2005 is conditioned on approval of the Plan amendment by shareholders at the meeting.

        No employee may purchase more than 1,500 shares in any Offering Period. Furthermore, no employee may be granted an option if, immediately after the grant, his or her rights to purchase Common Stock under options granted pursuant to the Plan would accrue at a rate that would permit the purchase of shares having a fair market value of more than $25,000 (determined at the time the option is granted) for each calendar year in which such options are outstanding.

Share Issuance

        An employee may elect to take delivery of shares of Common Stock which are in his or her brokerage account at any time, and may sell such shares subject only to compliance with any applicable federal or state securities laws. The employee will have all ownership rights with respect to shares credited to his or her brokerage account, including the right to direct the vote of such shares. Dividends or distributions which may be declared in respect of the shares in the employee's account will be reinvested in additional shares unless the employee elects to receive dividends in cash. By enrolling in the Employee Plan, the employee agrees to notify the Committee of any sale or other disposition of Common Stock acquired by the employee under the Employee Plan occurring within 18 months of the date his or her options are exercised.

Reduction, Termination or Suspension

        An employee may decrease the rate of his or her payroll deductions or stop deductions entirely during an Offering Period by notifying the Committee. If so, whatever payroll deductions have accumulated at the end of the Offering Period will be used to purchase shares. If the employee ceases to be employed by the Company or any subsidiary for any reason, the sum of all payroll deductions then credited to the employee, but not yet used to purchase shares, will be refunded. If during an Offering Period an employee experiences a "hardship" as defined in the Pall Corporation Profit-Sharing Plan, the employee may request a full refund of all amounts then credited to his or her account. In the event of an employee's death, all accumulated payroll deductions held for the employee will be paid to the employee's designated beneficiary, or if the employee has not named a beneficiary, to his or her spouse, or if the employee is not married, to his or her estate.

Change in Control and Changes in Capitalization

        If a change in control of the Company (as defined in the Plan) should occur, the Committee will shorten the Offering Period then in effect and establish a new option exercise date before the date of any proposed sale or merger. An employee's options will be automatically exercised as of the new exercise date. The number of shares covered by each unexercised option under the Plan will be adjusted, as directed by the Committee, to reflect any stock split, reverse stock split, stock dividend, combination or reclassification of shares.

Additional Information Concerning the Employee Plan

        The Employee Plan is administered by a committee appointed by the Board of Directors. The Board of Directors may amend or terminate the Plan at any time, but no amendment or termination of the Plan may adversely affect any employee's rights with respect to any options previously granted. Certain amendments, including an amendment increasing the number of shares covered by the Plan, require shareholder approval.

Federal Income Tax Considerations

        The tax considerations described in this section apply only to employees participating in the Plan who are subject to U.S. federal income tax. The Employee Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code, and is construed in a manner consistent with that section of the Code. If the Plan so qualifies, the amount that an employee contributes under the Plan through payroll deductions will be subject to tax as ordinary income for federal income tax purposes in the year in which such amounts otherwise would have been paid to the employee. In general, an employee will not be subject to tax upon the grant or exercise of an option under the Employee Plan, but an employee will be subject to tax with respect to shares acquired through the exercise of an option granted under the Plan when the employee disposes of the shares so acquired.

        The federal income tax consequences of a disposition of shares of Common Stock acquired under the Employee Plan depends on whether or not the disposition is treated as a disqualifying disposition. A disposition is treated as a disqualifying disposition if the acquired shares are disposed of (other than in a transfer occurring by reason of death) within two years after the date of the grant of the option or within one year after the acquisition of such shares pursuant to the exercise of the option.

        If any shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan are disposed of in a disposition that is not a disqualifying disposition, an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of their disposition over the price paid for such shares under the option, or (b) the excess of the fair market value of the shares on the date of grant of such option over the price the employee would have paid for such shares if the option were exercisable, and had been exercised, by the employee on the date of grant, will be subject to tax as ordinary income in the year of such disposition. The employee will also recognize long-term capital gain, or long-term capital loss, upon such disposition of the shares, to the extent that the amount realized upon the disposition exceeds, or is less than, the sum of the price paid for the shares under the option plus the amount of ordinary income recognized by the employee upon the disposition of such shares, as described in the preceding sentence.

        If any shares of Common Stock acquired pursuant to the exercise of an option granted under the Employee Plan are disposed of in a disqualifying disposition, the excess of the fair market value of such shares at the date of exercise of the option over the price paid for the shares under the option will be subject to tax as ordinary income in the year of the disposition. The Employee also will recognize capital gain or loss upon such disposition of the shares, to the extent that the amount realized upon the disposition exceeds, or is less than, the sum of the price paid for the shares under the option plus the amount of ordinary income recognized by the employee upon the disposition of such shares, as described in the preceding sentence. The capital gain or loss so recognized will be long-term if the employee has held the shares for more than one year, and will be short-term otherwise.

        The Company is not allowed an income tax deduction with respect to the grant of any option, the issuance of any shares of Common Stock pursuant to the Employee Plan or the disposition of any acquired shares if the disposition is not a disqualifying disposition. However, if an employee disposes of the acquired shares in a disqualifying disposition, the Company may receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the employee.

Shares Issued Under the Employee Plan

        The following table sets forth information with respect to shares of Common Stock purchased under the Employee Plan in the two most recently completed six-month Offering Periods, which terminated on October 31, 2004 and April 30, 2005. As noted above, no executive officers are eligible to participate in the Employee Plan.

Offering Period Ended October 31, 2004:
Employee contributions (1,618 employees as a group)	$3,838,935
No. of shares purchased	190,282
Purchase price per share	$20.1748
Closing price of a share of Common Stock on October 31, 2004	$25.86 on 10/29/04
Offering Period Ended April 30, 2005:
Employee contributions (1,701 employees as a group)	$4,733,290
No. of shares purchased	213,500
Purchase price per share	$22.1995
Closing price of a share of Common Stock on April 30, 2005	$26.83 on 04/29/05

        On October 6, 2005, the closing price of a share of Common Stock for New York Stock Exchange composite transactions was $26.48.

BENEFICIAL OWNERSHIP OF COMMON STOCK
AND RESTRICTED STOCK UNITS

        The following table sets forth information as of September 27, 2005 (the record date for the meeting) with respect to the beneficial ownership of Common Stock, and restricted stock units acquired under the Management Plan and the Stock Plan, by (a) each shareholder who, to the Company's knowledge, is the beneficial owner of more than 5% of the outstanding common shares, (b) each director of the Company, (c) each Named Executive Officer included in the Summary Compensation Table above, and (d) all directors and executive officers of the Company as a group as of the record date. The percentages in the third column are based on the 124,254,141 shares outstanding on the record date. In each case, (1) except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individuals or members of the group named in the first column, with sole voting and dispositive power, and (2) the restricted stock units shown in the fourth column are owned directly by the individuals or members of the group named in the first column, but cannot be voted or disposed of by them. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of shares not owned directly by the named director or executive officer does not constitute an admission that such shares are beneficially owned by the director or officer for any other purpose.

	Common shares
Name of beneficial owner	No. of shares*		Percent of class**	Restricted stock units***
Citigroup Inc. and affiliates 399 Park Avenue New York, New York 10043	11,214,184	(a)	9.0%	—
Wellington Management Company, LLP and affiliates 75 State Street Boston, Massachusetts 02109	9,531,200	(b)	7.7%	—
PRIMECAP Management Company 225 South Lake Avenue, Suite 400 Pasadena, California 91101	9,258,249	(c)	7.5%	—
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	7,685,254	(d)	6.2%	—
Abraham Appel	2,776,189	(e)	2.2%	1,011
Daniel J. Carroll, Jr.	13,500		—	1,011
Andrew Denver	15,875		—	45,302
John H.F. Haskell, Jr.	14,500		—	1,011
Heinz Ulrich Hensgen	45,913		—	12,792
Ulric Haynes, Jr.	7,500		—	1,011
Eric Krasnoff	413,068	(f)	0.3%	84,860
Edwin W. Martin, Jr.	5,478		—	1,011
Katharine L. Plourde	8,500		—	1,011
Heywood Shelley	17,500	(g)	—	1,011
Edward L. Snyder	—	(h)	—	—
Donald Stevens	85,547		—	60,623
Edward Travaglianti	20,175		—	1,011
James D. Watson	57,800		—	1,011
Marcus Wilson	103,951		—	46,235
18 directors and executive officers of the Company as a group	3,592,924		2.9%	261,088

*
Includes shares covered by stock options currently exercisable or becoming exercisable within 60 days, as follows: Mr. Appel—7,500 shares; Mr. Carroll—7,500 shares; Mr. Denver—15,875 shares; Mr. Haskell—7,500 shares; Mr. Hensgen—44,625 shares; Mr. Haynes—7,500 shares; Mr. Krasnoff—328,500 shares; Dr. Martin—1,875 shares; Ms. Plourde—7,500 shares; Mr. Shelley—7,500 shares; Mr. Stevens—65,948 shares; Mr. Travaglianti—10,875 shares; Dr. Watson—7,500 shares; Mr. Wilson—100,000 shares; and the 18 current directors and executive officers of the Company as a group—617,696 shares.

(Footnotes continued on following page)

**
Percentages are shown only for shareholders owning at least one-tenth of one percent of the class.

***
Each restricted unit is convertible, when it vests, into one share of Common Stock unless the holder elects to defer conversion, as permitted by the Management Plan and the Stock Plan.

(a)
The information as to the beneficial ownership of Company common shares by Citigroup, Inc., a parent holding company in accordance with Rule 13d-1(b)(i)(ii)(G) under the Securities Exchange Act of 1934, and certain of its affiliated companies, was obtained from its Schedule 13F Holdings Report for the calendar quarter ended June 30, 2005, filed with the Securities and Exchange Commission. Such report discloses that at June 30, 2005, (1) Citigroup, Inc. shared "investment discretion" (as defined in the Securities Exchange Act of 1934) with Citibank (Switzerland), Citicorp, Citicorp Banking Corporation and Citigroup Holdings Company with respect to 615 common shares, (2) it shared investment discretion with Citibank N.A., Citicorp and Citigroup Holdings Company, and had sole voting authority, with respect to, 11,115 common shares, (3) it shared investment discretion with Associates First Capital Corporation, Citicorp, Citicorp Banking Corporation, Citicorp Trust Bank, fsb, CitiFinancial Credit Company and Citigroup Holdings Company, and had sole voting authority, with respect to, 297,146 common shares, (4) it shared investment discretion with Citigroup Financial Products Inc., Citigroup Global Markets Holdings Inc. and Citigroup Global Markets Inc. with respect to 7,395,922 common shares, and shared voting authority with respect to 1,198,089 of such shares, (5) it shared investment discretion with Citigroup Financial Products Inc., Citigroup Global Markets Holdings Inc. and Salomon Brothers Asset Management Inc., and had sole voting authority, with respect to 36,904 common shares, and (6) its shared investment discretion with Citigroup Global Markets Holdings Inc. and Smith Barney Fund Management LLC, and had sole voting authority, with respect to 3,472,482 common shares.

(b)
The information as to the beneficial ownership of Company common shares by Wellington Management Company, LLP, a registered investment adviser and parent holding company in accordance with Rule 13d-1(b)(1)(ii)(G) under the Securities Exchange Act of 1934, and certain of its affiliated companies, was obtained from its Schedule 13F Holdings Report dated June 30, 2005, for the calendar quarter ended June 30, 2005, filed with the Securities and Exchange Commission. Such report discloses that at June 30, 2005, (1) Wellington Management Company, LLP had sole investment discretion with respect to 9,436,400 common shares, (2) it had sole voting authority with respect to 3,310,700 shares of such 9,436,400 common shares, (3) it shared investment discretion and voting authority with Wellington Trust Company, NA with respect to 66,400 common shares, and (4) it shared investment discretion and voting authority with Wellington International Management Company Pte Ltd. with respect to 28,400 common shares.

(c)
The information as to the beneficial ownership of Company common shares by PRIMECAP Management Company, a registered investment adviser, was obtained from its Schedule 13F Holdings Report dated August 9, 2005, for the calendar quarter ended June 30, 2005, filed with the Securities and Exchange Commission. Such report discloses that at June 30, 2005, PRIMECAP Management Company had sole investment discretion with respect to 9,258,249 common shares, and sole voting authority with respect to 2,028,849 shares of such 9,258,249 common shares.

(d)
The information as to the beneficial ownership of Company common shares by T. Rowe Price Associates, Inc., a registered investment adviser, was obtained from its Schedule 13F Holdings Report dated August 15, 2005, for the calendar quarter ended June 30, 2001, filed with the Securities and Exchange Commission. Such report discloses that at June 30, 2005, T. Rowe Price Associates, Inc. had sole investment discretion with respect to 7,685,254 common shares, and sole voting authority with respect to 1,863,801 shares of such 7,685,254 common shares. However, T. Rowe Price Associates, Inc. has advised the Company that it disclaims that it is in fact the beneficial owner of these shares, which are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment adviser.

(e)
Includes 2,768,689 shares owned by Maharba Inc., a Canadian family investment corporation controlled by Mr. Appel. Accordingly, Mr. Appel has sole voting and dispositive power with respect to these shares.

(f)
Includes 18,966 shares owned by trusts established for the benefit of Mr. Krasnoff's children. Mr. Krasnoff is trustee of these trusts and as such has sole voting and dispositive power with respect to the shares owned by the trusts. Also includes 1,436 shares owned by Mr. Krasnoff's wife and as to which Mr. Krasnoff disclaims voting or dispositive power.

(Footnotes continued on following page)

(g)
Does not include 10,000 shares beneficially owned by a trust of which Mr. Shelley is one of the three trustees. The trustees have sole voting power but no dispositive power with respect to these shares.

(h)
Prior to his initial election as a director, Dr. Snyder advised the board of directors that, because of restrictions on stock ownership related to his clinical research activities, he had determined that he would not own any stock in the Company. Consistent with that decision, Dr. Snyder has elected not to receive any options to which he would otherwise become entitled under the Company's stock option plans for non-employee directors or any Annual Award Units under the Stock Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and the rules thereunder of the Securities and Exchange Commission require the Company's directors and executive officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and executive officer. Based on such information, we believe that all reports that were required by Section 16(a) of the Exchange Act to be filed by directors and executive officers of the Company during the fiscal year ended July 31, 2005, were filed on time, except that the following reports were filed late:

  •
  one report for the purchase of 625 restricted stock units under the Management Stock Purchase Plan by Riichi Inoue, a senior vice president;

  •
  one report for the involuntary exercise of an option to purchase a fractional share of Common Stock, and the subsequent sale of such fractional share, by Edwin Martin, Jr., a director; and

  •
  one report for the open market sale of 3,707 shares of Common Stock by Roberto Perez, a group vice president.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding the Company's equity compensation plans as of July 31, 2005, the end of the Company's most recently completed fiscal year:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,201,420(1)	$20.27	5,827,786(2)
Equity compensation plans not approved by security holders	None	Not applicable	Not applicable

(1)
Consists of 4,300,928 shares of Common Stock issuable upon exercise of outstanding options, and 900,492 shares issuable upon conversion of outstanding restricted or deferred units under the Management Stock Purchase Plan and the 2005 Stock Compensation Plan. Does not include 652 shares issuable upon exercise of options assumed by the Company in connection with its acquisition of Gelman Sciences Inc. in 1997. Such options have an exercise price of $16.10 per share.

(2)
Consists of 5,281,966 shares of Common Stock available for future grants, of options and/or restricted stock units and 545,820 shares remaining available for issuance under the Employee Stock Purchase Plan, a plan intended to qualify under section 423 of the Internal Revenue Code (including shares issuable at the end of the currently pending offering period ending October 31, 2005).

INFORMATION CONCERNING INDEPENDENT AUDITORS

        KPMG LLP acted as the Company's independent registered public accounting firm for the fiscal year ended July 31, 2005, and has been selected to act in that capacity in fiscal 2006. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and will have an opportunity, if they desire, to make a statement.

Disclosure about Fees

        The following table presents fees billed or expected to be billed for professional audit services rendered by KPMG LLP for the audit of the Company's annual consolidated financial statements for its 2004 and 2005 fiscal years, and fees billed or expected to be billed for other services rendered to the Company by KPMG LLP:

	Fiscal
	2004	2005
Audit fees(1)	$2,354,000	$6,639,000
Audit-related fees(2)	112,000	162,000
Tax fees(3)	801,000	1,153,000
All other fees	52,000	—

Total fees	$3,319,000	$7,954,000

(1)
Audit fees include fees for the audit of management's assessment of the effectiveness of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of the consolidated financial statements in the Company's quarterly reports on Form 10-Q, and fees for services that are normally provided by an independent auditor in connection with a statutory audit. The amount shown as audit fees for 2005 includes $287,500 billed in 2005 relating to the 2004 audit.

(2)
Audit-related fees consisted principally of fees for audits of financial statements of certain employee benefit plans that are not included in audit fees above.

(3)
Tax fees consisted of fees for tax compliance and related services.

        All of the fiscal 2004 and 2005 services of KPMG LLP which resulted in the audit fees, audit-related fees, tax fees and all other fees billed as shown in the table above were pre-approved by the audit committee pursuant to the rules of the Securities and Exchange Commission relating to accountant independence.

Pre-Approval Policy for Audit and Non-Audit Services

        The audit committee must pre-approve all audit and non-audit services involving KPMG LLP, the Company's independent auditors.

  Non-Audit Services—Allowed

        In addition to audit work necessary for the Company to file required reports under the Securities Exchange Act of 1934 (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), the Company's independent auditors may perform non-audit services other than those prohibited by the Sarbanes-Oxley Act of 2002, provided that they are pre-approved by the audit committee. Examples of services that are not prohibited are:

  •
  work associated with Company registration statements under the Securities Act of 1933 (i.e., comfort letters, consents);

  •
  due diligence work for potential acquisitions and dispositions (If the Company in a potential acquisition is currently audited by the same independent auditors as the Company, approval for the due diligence work is required from the Company's audit committee, regardless of the dollar threshold of the due diligence fees.);

  •
  tax compliance work;

  •
  work surrounding certain tax strategies;

  •
  employee benefit plan audits;

  •
  statutory audit work required for certain subsidiaries that is not required for the Securities Exchange Act of 1934 audit (i.e., debt covenants or local country requirements); and

  •
  litigation support involving disputes related to financial statements audited by the Company's independent auditors.

  Non-Audit Services—Prohibited

        The Company's independent auditors are prohibited from providing the following types of service/engagements:

  •
  bookkeeping or other services related to the accounting records or financial statements of the audit client;

  •
  financial information systems design and implementation;

  •
  appraisal or valuation services, fairness opinions or contribution-in-kind reports;

  •
  actuarial services;

  •
  internal audit outsourcing services; management functions or human resources;

  •
  broker or dealer, investment adviser or investment banking services; and

  •
  legal services and expert services unrelated to the audit.

  Approval Process

        The audit committee's current meeting calendar uses the winter meeting to review and approve the audit scope concerning the audit of the Company's financial statements to be filed with the Securities and Exchange Commission, including the audit fees associated with this service. Furthermore, the fees and terms of permitted non-audit services that are recurring are approved by the committee at its winter meeting.

        Proposals for other (i.e., non-recurring) non-audit services to be performed by the Company's independent auditors that are allowable in accordance with this policy must be pre-approved by the audit committee. For such non-audit services with a cost of less than $100,000, the chairperson of the audit committee can pre-approve the engagement subject to a presentation to the full audit committee at its next regularly scheduled meeting. For non-audit services with a cost of $100,000 or greater, the full audit committee is required to pre-approve the services in advance of the activity.

        The Company's chief financial officer or chief accountant will review for compliance with this policy and obtain necessary pre-approvals.

Audit Committee Report

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles, and the Company's internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The firm of KPMG LLP, the Company's independent registered public accounting firm, is responsible for auditing the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and auditing management's assessment of the effectiveness of internal control over financial reporting.

        In the performance of its duties for fiscal 2005, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors. The committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Communications with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications). In addition, the committee has received written disclosures from KPMG LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has considered whether the provision of certain non-audit services to the Company by KPMG LLP (see Information Concerning Independent Auditors above) is compatible with maintaining KPMG's independence, and has discussed with KPMG LLP that firm's independence.

        Based upon the review and discussions described in this report, the audit committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2005, to be filed with the Securities and Exchange Commission.

                      Respectfully submitted,

                      Abraham Appel
                      Daniel J. Carroll, Jr.
                      Katharine L. Plourde
                      Edward Travaglianti

ANNUAL REPORTS

        Copies of the Company's annual reports for the fiscal year ended July 31, 2005, are being furnished with this proxy statement to shareholders of record at the record date for the meeting, as follows: (1) the fiscal 2005 Annual Report to shareholders and (2) the Annual Report on Form 10-K for the fiscal year ended July 31, 2005, including the consolidated financial statements and footnotes, a financial schedule and a list of exhibits, as filed with the Securities and Exchange Commission. Copies of exhibits to the Form 10-K will be furnished upon written request to Patricia Iannucci, Vice President, Corporate Communications, Pall Corporation, 2200 Northern Boulevard, East Hills, NY 11548, fax 516-484-3649. The Company reserves the right to charge a reasonable fee for exhibits. Both of these annual reports are available on the Company's web site, www.pall.com.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        In order to be considered for inclusion in the Company's proxy statement and proxy card for the 2006 annual meeting of shareholders, any shareholder proposal must be received by the Corporate Secretary of the Company prior to June 16, 2006. In addition, the proxy card issued with the Company's proxy statement for the 2006 annual meeting will confer discretionary authority to vote for or against any proposal made by a shareholder at the annual meeting and which is not included in the Company's proxy statement. However, under the rules of the Securities and Exchange Commission, such discretionary authority may not be exercised if the shareholder proponent has given the secretary of the Company notice of such proposal prior to August 30, 2006, and certain other conditions provided for in the Commission's rules have been satisfied.

October 14, 2005

Appendix A

PALL CORPORATION

Director Independence Standards

        In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Pall Corporation ("Pall"). The Board has established the following guidelines to assist it in determining director independence under the New York Stock Exchange rules. Any director who meets the following standards will be deemed independent by the Board:

  1.
  The Director was not employed by Pall, and no immediate family member of the Director was employed by Pall as an executive officer, within the preceding three years;

  2.
  The Director was not affiliated with or employed in a professional capacity, and no immediate family member of the Director was affiliated with or employed in a professional capacity by a present or former internal or external auditor, within the preceding three years;

  3.
  The Director was not employed by, and no immediate family member of the Director was employed as an officer by, any company for which any Pall executive officer served as a member of such company's compensation committee within the preceding three years;

  4.
  Neither the Director, nor any member of the Director's immediate family received, during any twelve-month period within the last three fiscal years of Pall, direct compensation in excess of $100,000 from Pall other than regular director and committee fees and pension or other deferred compensation for prior services (provided such compensation is not contingent in any way on continued service to Pall);

  5.
  If the Director is an executive officer or an employee of, or if any immediate family member is an executive officer of, a company that makes payments to, or receives payments from, Pall for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, the Director is not "independent" until three years after falling below such threshold;

  6.
  The Director is a partner, principal or counsel in a law firm that provides professional services to Pall where the amount of payments for such services is less than $250,000 for each of the preceding three years;

  7.
  The Director or any member of his/her immediate family serves as an officer, director or trustee of a charitable organization to which Pall makes contributions and Pall's discretionary contributions to such organization are less than the greater of one percent of such organization's total annual charitable receipts or $250,000, for each of the preceding three years.

        If any relationship exists between Pall and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

A-1

DIRECTIONS TO ANNUAL SHAREHOLDERS' MEETING

NYC
PENN STA.
LGA
107
25A
CEDAR SWAMP RD.
295
25
25A
Exit 34.
NORTHERN BLVD.
278
495
495
Exit 26 New Hyde Pk. Rd.
NO. STATE PKWY.
QUEENS BLVD.
LIE
CROSS ISLAND PKWY.
GCP
VAN WYCK EXPWY.
Garden City Hotel
Stewart Ave.
MEADOWBROOK PKWY.
Exit 3M,
WANTAGH PKWY.
678
Exit 19N
BELT PKWY.
SOUTHERN STATE PKWY.
Franklin Ave.
278
JFK
Peninsula Blvd.
27
SUNRISE HWY.
N
W
E
S

Stewart Ave.
9th St.
Hilton Ave.
Cherry Valley Ave
Franklin Ave.
Garden City Hotel
7th St.
Garden City Station
6th St.
5th St.
Rockaway Ave.
Cathedral Ave.

For door-to-door directions, go to *www.mapquest.com*

The Garden City Hotel
45 Seventh Street
Garden City, NY 11530
(516) 747-3000

By Train:
Long Island Railroad, Hempstead line, to the Garden City Station. The Garden City Hotel is across the street from the station. Please contact the Long Island Railroad Information Center or go to *www.lirr.org* for train schedules on this date.

By Car:
From Midtown Manhattan
Take the Queens Midtown Tunnel to Route 495 (Long Island Expressway) to New Hyde Park Road South (Exit 34). Make a right off ramp to Stewart Avenue (after R.R. crossing–2nd light). Make a left on to Stewart to the hotel.

From LaGuardia Airport
Take Grand Central Parkway (Northern State Parkway) to New Hyde Park Road South (Exit 26) to Stewart Avenue (after R.R. crossing–2nd light). Make a left on to Stewart to the hotel.

From JFK Airport
Take Belt Parkway East to Southern State Parkway (Exit 19N). Make a right on Peninsula Boulevard. Make a left on Franklin Avenue and left on to 7th Street to the hotel.

3712-PS-05

RECEIVE 2006 PALL CORPORATION PROXY MATERIALS VIA THE INTERNET!

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Accessing Pall Corporation's Annual Report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

If you do not consent to access Pall Corporation's Annual Report and proxy materials via the Internet, you will continue to receive them in the mail.

DETACH HERE

PALL CORPORATION
Annual Meeting of Shareholders—November 16, 2005

The undersigned hereby appoint(s) ERIC KRASNOFF, MARCUS WILSON and HEYWOOD SHELLEY, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the common stock of Pall Corporation (the "Company") which the undersigned would be entitled to vote if present at, and to act for the undersigned at, the annual meeting of shareholders of the Company to be held on Wednesday, November 16, 2005, at 11:00 a.m., Eastern time, and at any adjournment thereof, on the matters indicated on the reverse side of this proxy.

This proxy is solicited by the Board of Directors of the Company and, when properly executed, will be voted in accordance with the instructions marked on the reverse side. If you properly sign and date this proxy card and deliver it to the Company but you mark no instructions on it, it will be voted FOR the election of all nominees for director named on the reverse side hereof (or for a substitute nominee if any of those named should become unavailable) and FOR approval of the amendment to the Employee Stock Purchase Plan. This proxy confers discretionary authority on the persons named above to vote in accordance with their judgment on any other business which may properly come before the meeting, including but not limited to any proposal omitted from the accompanying proxy statement and this proxy card pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE:    Please sign on the reverse side exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

PALL CORPORATION
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/pll	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

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PALL CORPORATION

								FOR	AGAINST	ABSTAIN
1.	Election of Directors.					2.	Approval of the proposed amendment to the Employee Stock Purchase Plan.	☐	☐	☐
	Nominees:	(01) Ulrich Haynes, Jr., (02) Edwin W. Martin, Jr. and (03) Marcus Wilson

		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

	☐
		For all nominee(s) except those whose names you write on this line

							MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.			☐

							The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said meeting or any adjournment thereof.
Signature:	Date:	Signature:	Date:

PALL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(as amended effective July 19, 2005 subject to shareholder approval)

PALL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose. The purpose of the Pall Corporation Employee Stock Purchase Plan (the "Plan") is to offer certain Employees of Pall Corporation (the "Company") and Affiliated Companies an incentive to invest in common shares, par value $.10 per share (each, a "Share") of the Company, by permitting eligible Employees to purchase Shares at below-market prices. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The stock purchase plan of the same name maintained by the Company prior to November 1, 1999 (the "Prior Plan") is hereby amended and superseded by this Plan. In the event that the Plan is adopted by any non-U.S. Affiliated Company and is subject to the laws of another country, a separate document may be prepared for such company reflecting the specific requirements of applicable law, and such document, and not this document, shall determine all rights of all Employees of such company.

2.    Definitions. Capitalized terms used in this Plan shall have the following meanings unless defined elsewhere herein.

"Affiliated Company" means, at the time of the granting of an option under the Plan, any corporation of which not less than 80% of the voting shares are held by the Company or a subsidiary within the meaning of Section 424 of the Code (except that 80% stock ownership shall be substituted for 50% stock ownership in such definition), whether Sor not such corporation now exists or is hereafter organized or acquired by the Company or a subsidiary.

"Board of Directors" means the Board of Directors of Pall Corporation.

"Change in Control" means the occurrence of any of the following:

  (a)
  the "Distribution Date" as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Company and United States Trust Company of New York, as Rights Agent as amended by Amendment No. 1 dated as of April 20, 1999 and as the same may have been further amended or extended to the time in question or in any successor agreement (the "Rights Agreement"); or

  (b)
  any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

  (c)
  any event described in Section 13 of the Rights Agreement; or

  (d)
  the date on which the number of duly elected and qualified directors of the Company who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws;

        provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 16(c) shall exist, to the extent that the Board of Directors so determines by resolution adopted prior to the Change in Control. Any such resolution may be rescinded or countermanded by the Board of Directors at any time with or without retroactive effect.

"Committee" means the group of individuals appointed by the Board of Directors of the Company to administer the Plan.

"Compensation" means, for any pay period, the gross base salary payable for such period. Compensation shall not include overtime, incentive compensation, incentive payments or bonuses, shift differentials, expense reimbursements, long-term disability and workers' compensation payments, lump-sum payments due to death, termination of employment or layoff, non-taxable fringe benefits, payments or discounts under any stock purchase or option plan, or any other extraordinary compensation or other payments to an Employee.

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"Employee" means a common law employee of an Employer whose customary employment is at least twenty (20) hours per week. Any person who is not initially recognized by an Employer as a common law employee, but who is subsequently determined to be an Employee by the proper authority, shall be an Employee for purposes of participation in the Plan after such determination.

"Employer" means the Company and any Affiliated Company that adopts the Plan with the prior written approval of the Committee.

"Exercise Date" means the last Trading Day of each Offering Period.

"Fair Market Value" means the value of a Share on a given date, determined based on the mean of the highest and lowest sale prices for a Share on such date, as reported on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange on such date, the exchange on which the Shares are listed ("Exchange"), or if the Exchange is not open for trading on such date, on the nearest preceding date on which the Exchange is open for trading.

"Participant" means any individual who is eligible to participate in the Plan as provided in Section 4 and enrolls in the Plan in the manner set forth in Section 5.

"Offering Period" means each six consecutive calendar month period during which an option to purchase Shares is granted and may be exercised.

"Purchase Price" means an amount equal to 85% of the lower of the Fair Market Value of a Share on the first Trading Day of an Offering Period or on the Exercise Date, but in no event less than the par value of a Share.

"Stock Account" means the account established pursuant to Section 8 for a Participant with such investment service provider as the Committee shall select in its discretion.

"Trading Day" means any day on which the Exchange is open for trading.

3.    Offering Periods. The Plan shall be implemented by consecutive Offering Periods, with the first Offering Period commencing on November 1, 1999 and ending on April 30, 2000, and each subsequent Offering Period thereafter, continuing until the Plan is terminated in accordance with Sections 17 or 20 hereof.

4.     Eligibility.

         (a)  Eligible Employees. Each Employee of an Employer shall be eligible to participate in the Plan on the earlier of the November 1st or May 1st coincident with or next following his or her completion of six (6) consecutive months of employment with an Employer. Notwithstanding the preceding sentence, no Employee of any Employer shall be eligible to participate in the Plan if that Employee (i) is a "highly compensated employee", as defined in Section 414(q) of the Code, who is eligible to participate in the Management Stock Purchase Plan, or (ii) has received a hardship distribution from the Pall Corporation Profit-Sharing Plan within the preceding six (6) months.

         (b)  Leave of Absence. Each Participant who is on medical leave, family leave, military leave or any other leave of absence approved by an Employer shall be permitted to participate in the Plan as provided in this paragraph (b).

        A Participant who is on an unpaid leave of absence shall have payroll deductions suspended at the commencement of such unpaid leave, but shall participate in the exercise of options under Section 7 to the extent of amounts credited to his or her account as of the next following Exercise Date. Upon such Participant's return from unpaid leave of absence during the same Offering Period in which such leave began, his or her payroll deductions shall automatically recommence at the same rate as in effect prior to such leave.

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        A Participant who is on a paid leave of absence may elect, by notifying the Committee in the manner prescribed by the Committee, to suspend his or her payroll deductions at any time during such paid leave, but shall participate in the exercise of options under Section 7 to the extent of the amount credited to his or her account as of the next following Exercise Date. Upon such Participant's return from paid leave of absence, he or she may elect to recommence payroll deductions as provided in Section 5(d).

        (c)   Termination of Eligibility. If a Participant ceases to be eligible to participate in the Plan for any reason on or before an Exercise Date, the Participant's payroll deductions shall cease as of the effective date of such termination of eligibility, as determined by the Committee. All payroll deductions credited to the Participant's account as of the effective date of his or her termination of eligibility, shall be distributed to the Participant as soon as practicable thereafter.

5.     Enrollment and Payroll Deductions.

         (a)  Enrollment. Any Employee who satisfies the eligibility requirements of Section 4(a) shall participate by enrolling in the Plan and authorizing payroll deductions in the manner prescribed by the Committee not later than fifteen (15) days prior to the commencement of any Offering Period. An eligible Employee who has elected to enroll in the Plan for an Offering Period and whose payroll deductions have not ceased during the Offering Period as provided in Section 5(d) shall automatically continue to participate in the Plan in each successive Offering Period with the same terms applicable.

         (b)  Amount. At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made on each pay day during each Offering Period equal to an amount not to exceed the Compensation which the Participant received on each such pay day; provided, however, that in the case of the Offering Period beginning on November 1, 1999, no Participant shall be permitted to make payroll deductions during the first two months thereof that, in the aggregate, exceed Four Thousand, Two Hundred Dollars ($4,200). All payroll deductions shall be withheld in whole units of currency only. All payroll deductions shall be credited to a bookkeeping account maintained by the Company for each Participant under the Plan. No interest will be paid on any amounts credited to any account. A Participant may not make any additional payments into such account.

         (c)  Payroll Deductions. Payroll deductions shall commence with the first practicable payroll period of the Offering Period following the Participant's enrollment in the Plan and shall end in the last practicable payroll period of the Offering Period during which the Participant is enrolled in the Plan, or, if earlier (i) after the Participant notifies the Committee of his or her suspension of payroll deductions pursuant to Section 5(d), (ii) when the Participant ceases to participate in the Plan for any of the reasons stated in Sections 4(b), 4(c) or Section 11, or (iii) the first practicable payroll period after the Participant receives a hardship distribution from the Pall Corporation Profit-Sharing Plan.

         (d)  Adjustments to Payroll Deductions. A Participant may decrease the amount of payroll deductions or suspend all future payroll deductions during an Offering Period by notifying the Committee in the manner prescribed by the Committee. In the event a Participant suspends all payroll deductions, the Participant shall not be entitled to begin payroll deductions until the commencement of a subsequent Offering Period, except as provided below in the case of certain leaves of absence. The Committee may, in its discretion, limit the number of payroll deduction rate changes and prescribe the effective dates thereof during any Offering Period.

        In the event that a Participant reduces or suspends payroll deductions during a paid leave of absence, such Participant, upon his or her return from such leave during the same Offering Period in which such leave began, may elect to recommence or increase payroll deductions by notifying the Committee in the manner prescribed by the Committee.

        Notwithstanding other provisions of the Plan, to the extent necessary to comply with Section 6(b) and Section 14 the Company may decrease a Participant's payroll deductions and/or suspend same at any time

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during an Offering Period, and shall, as soon as practicable after the end of an Offering Period, refund excess payroll deductions credited to the Participant's account that, by virtue of Section 6(b) and/or Section 14, cannot be used to purchase Shares.

6.     Options.

         (a)  Grant of Option. On the first Trading Day of each Offering Period, each Participant shall be granted an option to purchase, exercisable on each Exercise Date, that number of Shares determined by dividing the aggregate amount credited to the Participant's account as of such Exercise Date, by the Purchase Price; provided however, that such grant and purchase shall be subject to the limitations set forth in Sections 6(b) and 14.

         (b)  Limitation on Option Grant. Notwithstanding any other provisions of the Plan, no Participant shall be granted an option under the Plan if immediately after the grant, (i) such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase any class of capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or any Affiliated Company thereof, or (ii) such Participant's rights to purchase capital stock under all Section 423 employee stock purchase plans of the Company and Affiliated Companies would accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such capital stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the event that a Participant's account is maintained in a unit of currency other than U.S. dollars, for purposes of determining whether the limitation in the preceding sentence is exceeded, the unit of currency in which such Participant's account is maintained shall be notionally exchanged for U.S. dollars at a rate equal to the exchange rate of such currency and U.S. dollars at the close of the first day of the Offering Period.

7.    Exercise of Option. As soon as administratively practicable after each Exercise Date, each Participant's option to purchase Shares under the Plan shall be exercised automatically, and the maximum number of whole or fractional Shares subject to such option shall be purchased for the Participant at the Purchase Price, with the aggregate amount credited to the Participant's account, unless the Participant has terminated participation as provided in Section 4(c) or employment as provided in Section 11. In the event that a Participant's account is maintained in a unit of currency other than U.S. dollars, prior to the exercise of any option, such currency will be exchanged for U.S. dollars at a rate equal to the exchange rate of such currency and U.S. dollars at the close of the Exercise Date as of which such options are exercised.

8.     Participant Stock Accounts.

         (a)  Establishment of Stock Account. A Stock Account shall be maintained for each Participant. Shares purchased for the Stock Account of each Participant shall be credited thereto as of the close of business on the Exercise Date. All brokerage commissions attributable to the exercise of options under the Plan shall be paid by the Company or an Affiliated Company.

         (b)  Statement. As soon as practicable following each Offering Period, a statement of Stock Account shall be sent to each Participant, setting forth the amount of payroll deductions accumulated during the Offering Period, the Purchase Price, the number of Shares purchased and the amount of any cash remaining credited to the Participant's Stock Account.

         (c)  Participant Shares. Shares purchased for each Participant shall be held in the Participant's Stock Account. A Participant may request that a certificate be issued in the Participant's name or the name of the Participant and his or her spouse for all or a portion of the whole Shares credited to the Participant's Stock Account. A Participant may sell such Shares at any time thereafter, subject to compliance with any applicable federal or state securities laws. Each Participant agrees, by enrolling in the Plan, to notify the Committee of any sale or other disposition of Shares held by the Participant under the Plan which occurs

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within eighteen (18) months from the Exercise Date, indicating the number of such Shares disposed of. The Committee shall be entitled to presume that a Participant has disposed of any Shares for which the Participant has requested a certificate. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under all applicable laws, rules, and regulations, and the Company may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions. In the event that a Participant requests a withdrawal of all amounts credited to his Stock Account, any fractional Shares then held in the Participant's Stock Account will be converted to an equivalent unit of currency and such amount shall be distributed to the Participant in cash along with the requested Shares.

         (d)  Voting Rights; Dividends. A Participant shall have all ownership rights with respect to the Shares credited to the Participant's Stock Account, including the right to direct the vote of such Shares. Any dividends or distributions which may be declared thereon by the Board of Directors will be reinvested in additional Shares for the Participant, unless otherwise provided under the terms of the participant's Stock Account. Such additional shares shall be purchased on the open market as soon as practicable after the dividend payment is received.

9.    Taxes. The Company or Affiliated Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company or Affiliated Company to meet applicable withholding obligations, including any withholding required to make available to the Affiliated Company any tax deductions or benefits attributable to any sale or early disposition of Shares by the Participant.

10.    Hardship Distributions. In the event that during an Offering Period a Participant experiences a "hardship" as defined in the Pall Corporation Profit-Sharing Plan, the Participant may file a written request with the Committee for a refund of all amounts then credited to his account. If the Committee determines in its discretion that the Participant meets the requirements of a "hardship," it shall cause the Participant's account to be paid to the Participant as soon as practicable after such determination, without regard to whether a distribution is made on account of such hardship from the Pall Corporation Profit-Sharing Plan.

11.   Termination of Plan Participation.

         (a)  Termination of Participation. A Participant may terminate participation in the Plan by notifying the Committee thereof in the manner prescribed by the Committee. Following the effective date of such notice, the Participant's payroll deductions shall cease with the next practicable payroll period. The Participant shall participate in the exercise of options under Section 7 to the extent of amounts credited to his or her account as of the cessation of his or her payroll deductions.

         (b)  Renewal of Participation. If a Participant terminates participation in the Plan, the Participant must re-enroll in the Plan as provided in Section 5(a) to renew participation.

         (c)  Termination of Employment. As soon as practicable following a Participant's termination of employment for any reason, including retirement, a Participant or the Participant's beneficiary shall receive cash equal to the amount credited to the Participant's account during the Offering Period in which occurs the Participant's termination and all options granted under Section 6(a) in connection with such Offering Period shall be canceled.

12.    Transfer. A Participant may not assign, transfer, pledge or otherwise dispose of (other than by will, the laws of descent and distribution) any payroll deductions credited to the account of the Participant or any right to exercise an option or receive Shares under the Plan. Any such assignment, transfer, pledge or other disposition shall be without effect. Each option is exercisable during the lifetime of the Participant only by such Participant.

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13.   Participant Beneficiaries.

         (a)  Designation. A Participant may file with the Committee, a written designation of a beneficiary who is entitled to receive any accumulated payroll deductions, if any, held for the Participant under the Plan, in the event of the Participant's death; provided, however, that the disposition of a Participant's Stock Account upon his or her death shall be provided under the terms of such Stock Account.

         (b)  Failure of Designation. If a Participant dies without a valid beneficiary designation on file with the Committee, or if no designated beneficiary survives the Participant, the following automatic beneficiaries surviving the Participant shall be entitled to receive any accumulated payroll deductions, if any, held for the Participant under the Plan: (i) Participant's surviving spouse, or (ii) if the Participant is not married, the Participant's estate.

14.    Shares. The maximum number of Shares that may be acquired by any Participant in any Offering Period is 1,500. The maximum number of Shares that may be purchased by all Participants under the Plan is 3,000,000, subject to adjustment upon changes in the capitalization of the Company as set forth in Section 16. Shares credited to Participants' Stock Accounts may, at the Committee's discretion, be purchased in the open market (on an exchange or in negotiated transactions), or may be previously acquired treasury Shares, authorized and unissued Shares, or any combination of Shares purchased in the open market, previously acquired treasury Shares or authorized and unissued Shares. If, on a given Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

15.    Administration. The Plan shall be administered by the Committee, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Committee may change the frequency of payroll deductions, limit the frequency or number of changes in the amount of payroll deductions to be made during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with the Participant's payroll deductions, and establish such other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the Plan.

        The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Each Participant shall have the same rights and privileges as afforded by Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. Every finding, decision and determination made by the Committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

16.   Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Change in Control.

         (a)  Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Shares each Participant may purchase per Offering Period (pursuant to Section 6 and Section 14) as well as the Purchase Price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without

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receipt of consideration by the Company. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

         (b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be established by the Committee, and shall be before the date of the Company's proposed dissolution or liquidation. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date in accordance with Section 7.

         (c)  Change in Control. In the event of a Change in Control of the Company, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the "Change of Control Exercise Date") and any Offering Period then in progress shall end on the Change of Control Exercise Date. The Change of Control Exercise Date shall be established by the Committee and shall be before the date of the Company's proposed sale or merger. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the Change of Control Exercise Date, that the Exercise Date for the Participant's option has been changed to the Change of Control Exercise Date and that the Participant's option shall be exercised automatically on the Change of Control Exercise Date in accordance with Section 7.

17.    Amendment or Termination. The Board of Directors may at any time and for any reason terminate or amend the Plan, and/or delegate authority for any amendments to the Committee. Except as provided in Section 16, no such termination or amendment shall affect options previously granted or adversely affect the rights of any Participant with respect thereto. Without shareholder consent and without regard to whether any Participant rights may have been considered to have been "adversely affected," the Plan may be amended to change the Offering Periods, increase the Purchase Price or change the maximum amount of payroll deductions permitted. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as required.

18.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

19.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

        As a condition to the exercise of an option, the Company may require a Participant to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

20.    Term. The Plan shall be effective upon its adoption by the Board of Directors subject to the approval by the shareholders of the Company which approval must occur within the 12-month period after the Plan is adopted by the Board of Directors. It shall continue in effect indefinitely thereafter until the maximum number of Shares available for sale under the Plan (as provided in Section 14 hereof) has been purchased, unless terminated pursuant to Section 17 hereof. In the event that the shareholders of the Company do not

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approve the Plan, all payroll deductions that have accumulated in Participants' accounts shall be refunded to Participants as soon as possible following the shareholder's action.

21.    Use of Funds. Payroll deductions credited to a Participant's account shall remain the general assets of the Company or an Affiliated Company and shall not be held in trust or required to be segregated in any manner.

22.    No Right to Continued Employment. Nothing in the Plan or in any option shall confer on any Participant any right to continue in the employ of the Company or any Affiliated Company.

        [The Plan was approved by the Board of Directors on June 29, 1999 and by shareholders at the Annual Meeting on November 17, 1999, was amended by the Board of Directors, acting by its Executive Committee, effective October 16, 2000 and further amended by the Board of Directors effective October 17, 2003; the last-referenced amendment was approved by shareholders at the Annual Meeting on November 19, 2003. The Plan was further amended by the Board of Directors on July 19, 2005 subject to shareholder approval.]

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QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2008 Annual Meeting of Shareholders
Members of the Board of Directors Continuing in Office for a Term Expiring at the 2006 Annual Meeting of Shareholders
Members of the Board of Directors Continuing in Office for a Term Expiring at the 2007 Annual Meeting of Shareholders
The board of directors unanimously recommends a vote FOR the election as directors of the three nominees named above
STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
COMPENSATION AND OTHER BENEFITS OF SENIOR MANAGEMENT
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION IN FISCAL 2005
PERFORMANCE GRAPH
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
BENEFICIAL OWNERSHIP OF COMMON STOCK AND RESTRICTED STOCK UNITS
EQUITY COMPENSATION PLAN INFORMATION
INFORMATION CONCERNING INDEPENDENT AUDITORS
ANNUAL REPORTS
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
PALL CORPORATION Director Independence Standards
RECEIVE 2006 PALL CORPORATION PROXY MATERIALS VIA THE INTERNET!
PALL CORPORATION Annual Meeting of Shareholders—November 16, 2005
PALL CORPORATION EMPLOYEE STOCK PURCHASE PLAN (as amended effective July 19, 2005 subject to shareholder approval)
PALL CORPORATION EMPLOYEE STOCK PURCHASE PLAN